SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                           AMENDMENT NO. 6
                                  TO
                              FORM SB-2

                        REGISTRATION STATEMENT
                              UNDER THE
                        SECURITIES ACT OF 1933


                        EWEBCENTRAL.NET, INC.
            (Name of small business Issuer in its charter)

       Florida             *_______*             52-2309726

  (State or other      (Primary Standard     (I.R.S. Employer
  jurisdiction of         Industrial        Identification No.)
incorporation or     Classification Code
organization)        Number)

                         411 Lighthouse Drive
                  Palm Beach Gardens, Florida 33410
(Address and Telephone Number of Principal Executive Offices and
                     Principal Place of Business)

                      Guy T. Lindley, President
                        411 Lighthouse Drive
                  Palm Beach Gardens, Florida 33410
                            (561)662-4928
      (Name, Address and Telephone Number of Agent for Service)

                              Copies to:
                       Edward H. Gilbert, Esq.
                       Edward H .Gilbert, P.A.
                  5100 Town Center Circle, Suite 430
                      Boca Raton, Florida 33486

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


<PAGE i>


If this Form is filed to register additional securities for an offering pursuant to 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )

                   CALCULATION OF REGISTRATION FEE

  Title of    Amount to be   Proposed    Proposed     Amount of
 each class   registered     maximum      maximum     registra-
     of                      offering    aggregate     tion fee
 securities                 price per    offering
   to be                     Share (1)   price (1)
registered

Common        1,000,000        $1.00     $1,000,000    $239.00
Stock,        shares
$.0001 par
value

(1)  Estimated solely for purpose of calculating the registration fee.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


<PAGE ii>


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

            Subject to completion, dated February 11, 2004

                              Prospectus
                        Ewebcentral.net, Inc.

                   1,000,000 shares of Common Stock
                           $1.00 per share

                      Per Share       Minimum         Maximum

Initial Offering             $1.00        $100,000     $1,000,000
Price to Public

Commissions                  $0.00             -0-            -0-

Proceeds to                  $1.00        $100,000     $1,000,000
Ewebcentral.net

This is our initial public offering. There has never been a public market for our common stock, and we have arbitrarily determined the offering price.

We are offering the shares on a "best efforts" basis. We are making the offering through our president, who will not be compensated for offering the shares. Any prospective purchaser will be required to purchase a minimum 1,000 shares. All proceeds from the offering will be deposited into a non-interest bearing special receipts account in our name, and unless we receive paid subscriptions for at least 100,000 shares by June 30, 2004, no shares will be sold and all proceeds held in the special receipts account will be returned to subscribers without interest. If we receive paid subscriptions for at least 100,000 shares by June 30, 2004, we will transfer those proceeds from the special receipts account to our general operating account. Any proceeds that we receive after the receipt of proceeds from the sale of 100,000 shares will be deposited directly into our general operating account. If we sell at least 100,000 shares by June 30, 2004, we may extend our offering until the earlier of


<PAGE 1>


September 30, 2004 or the time that all 1,000,000 shares are sold.

An investment in the shares involves substantial risks and is speculative. See "Risk Factors" beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.
 Any representation to the contrary is a criminal offense.

           The date of this prospectus is February 11, 2004


<PAGE 2>


In making a decision whether to buy our common stock, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any different or other information. The information in this prospectus may only be accurate on the date of this prospectus.


<PAGE 3>


                          PROSPECTUS SUMMARY

Because this is only a summary, it does not contain all of the information that may be important to you. Before deciding whether to invest in our common stock, you should carefully read the entire prospectus. In this prospectus, references to "we," "us" and "our" refer to Ewebcentral.net, Inc.

Our Proposed Business

We are a development stage company, and we have not yet commenced any meaningful business operations. We have not yet generated any revenues from operations, and we have incurred losses from our inception.

Our mission is to become "America's Corporate Employee Partner" by designing, implementing and maintaining an online employer/employee information service network. To achieve our mission, we intend first to develop an Internet site designed to be a commercially viable, dynamic and informative employer/employee news site. Initially, our site will be a limited news digest service that generates its content by selecting the best available information published by others from around the world. We believe that such a digest of key stories will be a valuable resource to site visitors and will serve as the keystone to our Internet presence.

We intend to launch our initial Internet site through the Internet super hub of an undetermined third party based upon the recommendations of Corporate Ventures Network (the "Consultant"). After we launch our initial Internet site, we intend to add various types of information relating to employer/employee relations, and we intend our site to benefit both employers and employees. As a result, we anticipate that our site will attract the attention of many national employers as well as a broad spectrum of employees.

We intend to expand our Internet presence by constructing a independent Internet site. In addition to the news digest service and employer/employee relations information we anticipate will already be provided on our Internet site, we expect our independent Internet site to include additional types of human resource information; sales and marketing information; additional advertising and promotional information; and information relating


<PAGE 4>


to products
and services we expect to offer for sale. With these additional offerings, we anticipate our independent web site will enjoy increased audience attention and a larger Internet audience, providing us with greater potential for increased revenues.

Corporate Information

We are a Florida corporation formed on April 2, 2001.

Our executive offices are located at 411 Lighthouse Drive, Palm
Beach Gardens, Florida 33410 and our telephone number is (561)
662-4928.

Our Offering

Common stock offered by us      1,000,000 shares.  The minimum
                                purchase is 1,000 shares.

Public offering price of        $1.00 per share.
shares being offered by us

Offering Period                 Unless we receive paid
                                subscriptions for at least
                                100,000 shares by June 30,
                                2004, no shares will be sold
                                and all proceeds will be
                                returned to subscribers without
                                interest.  If we sell at least
                                100,000 shares by that date, we
                                may extend our offering until
                                the earlier of September 30,
                                2004 or the time that all
                                1,000,000 shares are sold.

Common stock to be outstanding  1,100,000 shares if 100,000
after the offering              shares are sold or 2,000,000
                                shares if 1,000,000 shares are
                                sold.


<PAGE 5>



Use of proceeds                 We intend to use the net
                                proceeds primarily to pay fees
                                to our consultant and to pay
                                for software development,
                                advertising and promotional
                                expenses and other operating
                                expenses, and for other general
                                corporate purposes. See "Use of
                                Proceeds."

We initially intend to offer our shares in the state of New York, although we may expand our offering to other states.

Summary Financial Information


BALANCE SHEET

                                             December 31, 2003

TOTAL CURRENT ASSETS                                          $28

TOTAL ASSETS                                                  $28


TOTAL CURRENT LIABILITIES                                $164,197

TOTAL LIABILITIES                                        $164,197


STOCKHOLDERS' EQUITY (DEFICIENCY)                      ($164,169)


INCOME STATEMENT

                          Year ended   Year ended   From
                          September    September    Inception
                          30, 2003     30, 2002     to
                                                    September
                                                    30, 2003

OPERATING EXPENSES        $54,787      $90,613      $171,229

OTHER EXPENSES - Interest 10,406       7,107        18,505

NET LOSS                  ($65,193)    ($97,720)    ($189,734)


NET LOSS PER SHARE        ($0.07)      ($0.10)      ($0.19)


INCOME STATEMENT

                          3 Months     3 Months     From
                          ended        ended        Inception
                          December     December     to December
                          31, 2003     31, 2002     31, 2003

OPERATING EXPENSES        $12,563      $16,068      $183,793


<PAGE 6>


OTHER EXPENSES - Interest
                          2,647        2,553        21,151

NET LOSS                  ($15,210)    ($18,621)    ($204,944)


NET LOSS PER SHARE        ($0.02)      ($0.02)      ($0.20)


                             RISK FACTORS

An investment in our common stock involves substantial risks. You should consider carefully the following information about these risks, together with the financial and other information contained in this prospectus, before you decide whether to buy our common stock. If any of these risks actually occur our financial condition and results of operations would likely not permit us to continue to operate and our business could fail. In such case, you might lose all or part of your investment.

RISKS RELATED TO OUR PROPOSED BUSINESS

Because we have no operating history and our officer has no prior experience in the management of an Internet service company, there is no basis on which you can evaluate our proposed business and prospects.


<PAGE 7>


     * We were incorporated under the name "eWebcentral.net, Inc." on April 2, 2001.

     * We are a development stage company and have never had any significant operations other than preliminary research and testing of our Internet products.

     * If our business fails to develop in the manner we have anticipated, you will lose your investment in the shares.

     * If our business develops our officer may be unable to effectively or efficiently operate our business in which event you will lose your investment in the shares.

Because we are a development stage company, our prospects for success must be considered in the light of the extraordinary risks, unforeseen expenses and problems that development stage companies normally encounter.

     * The creation, execution and maintenance of our plans for our business operation are based solely upon the opinion of our management and may not have adequately anticipated unforseen expenses and other problems that development stage companies normally encounter. If we have failed to adequately address development stage risks, our business will not develop or grow, and you will lose your investment in the shares.

As a development stage company, we will be required to implement various aspects of our proposed business plan simultaneously, and if we are unable to do so you will lose your investment in the shares.

     * We must successfully complete the research, development and testing of our Internet products while overcoming the challenges associated with establishing and maintaining new relationships, implementing our business and marketing strategy, fully implementing our Internet site, developing new products, responding to competitive developments, and attracting, retaining and motivating qualified personnel, among other things.


<PAGE 8>


          If we are unable to successfully
          accomplish any of the foregoing you will lose your investment in the shares.

As a development stage company, we will be required to anticipate and handle potential growth and we may not be able to do so in which event you will lose your investment in the shares.

     * If we are successful in developing our Internet site, attracting users and selling products, our growth will place a significant strain on our technical, financial and managerial resources. We may have to implement new operational and financial systems and procedures, and controls to expand, train and manage employees and to coordinate our technical, accounting, customer support, finance, marketing and sales staffs, and if we fail to do so you will lose your investment in the shares.

Our business is based upon the establishment of relationships with product fulfillment vendors to enable us to supply those products that we intend to sell, and if we are unable to establish such relationships our proposed business will fail.

     * We will not maintain an inventory in any product line, and we must establish and maintain relationships with a wide array of product fulfillment vendors and distributors, among others, to enable us to supply those products that we intend to sell. If we fail to establish such relationships our business will fail and you will lose your investment in the shares.

Because of the limited capital available to us for the foreseeable future, we may not have sufficient capital to remain in existence.

     * We are obligated to pay our operating expenses as they arise, including required annual fees to the State of Florida. If we sell any of our shares in this offering, we will incur legal and accounting expenses to comply with our reporting obligations to the SEC. If we fail to pay any of the forgoing, we may be forced to cease our business operations.

     * If we receive the proceeds of the sale of the minimum number of our shares, we will not be able to commence


<PAGE 9>


          our
          operations, but we anticipate that we will have sufficient funds to pay our obligations for the next 6 months.

     * If we receive the proceeds of the sale of the maximum number of our shares, we will be able to commence our operations, and we anticipate that we will have sufficient funds to continue our proposed business operations for at least 12 months.

If we need to raise additional funds, the funds may not be available when we need them. We may be required to provide rights senior to the rights of our shareholders in order to attract additional funds and, if we use equity securities to raise additional funds dilution to our shareholders may occur.

     * To the extent that we require additional funds, we cannot assure you that additional financing will be available when needed on favorable terms or at all, and if the funds are not available when we need them, we may be forced to terminate our business.

     * If additional funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced; stockholders may experience additional dilution; and those equity securities may have rights, preferences or privileges senior to those of the rights of the holders of our common stock.

Our plan of operation is dependant upon services to be provided to us under a consulting agreement between us and Corporate Ventures
Network (our consultant), but our consultant can terminate the consulting agreement.

     * We are reliant upon our consultant to be able to implement our business operations.

     * Our consulting agreement may be terminated by our consultant upon thirty (30) days' prior written notice.

     * If our consultant terminates our consulting agreement and we are unable to timely obtain suitable alternative services, we may be forced to cease our business


<PAGE 10>


          operations in which event you will lose your investment in the shares.

We must establish and maintain a company identity, create a secure Internet infrastructure and development complementary products, and the failure to do so will inhibit our ability to attract visitors to our Internet site.

     * We must establish and maintain a company identity, create an Internet infrastructure, and develop complementary products in order to attract and expand Internet traffic to our Internet site and to enable us to create commerce relationships.

     * As part of the development of an Internet infrastructure, we must, among other factors, ensure adequate Internet security, reliability, ease of access and use, and quality of service, and we will be entirely dependant upon our Consultant and other third parties to accomplish those objectives.

     * As part of the maintenance of an Internet infrastructure, we must, among other factors, implement changes in technology and adapt to changes in the online consumer network industry, and we could be required to incur substantial costs that we are unable to afford to do so.

     * If we are unable to accomplish any of the foregoing, our business will not develop and you will lose your investment in the shares.

We will be dependent on the Internet as a widely accepted medium for advertising and commerce for the success of our business and if our Internet business fails to develop you will lose your investment in the shares.

     * Because Internet advertising and electronic commerce are relatively new and rapidly evolving, we can not reliably judge the probability of our prospects of generating revenues from utilizing this method as compared with traditional media sources.


<PAGE 11>


     * We may fail to generate business or lose existing business if our potential or existing customers deem our demographic audience inadequate or advertising on our website is cost ineffective.
     * If our Internet model is wrong or ineffective, our business could fail and you will lose the investment in the shares.
All of our competition is expected to be from larger, more well established and better financed companies and if we are unable to successfully compete with other companies our business will fail.

     * At such time as we implement our business operations, we believe that substantially all of our competitors will have greater financial resources, technical expertise and managerial capabilities than we do.

     * If we are unable to overcome such competitive disadvantages, we may be forced to cease our business operations.

We currently have no employees other than our officer, we have no employment agreement with our officer, our officer serves on a part-time basis, we cannot pay our officer any compensation, and if our officer were to leave our employ, our business could fail.

     * Because our ability is engage in business is dependent upon, among other things, the personal efforts, abilities and business relationships of our officer, if our officer were to terminate employment with us or become unable to provide such services before a qualified successor, if any, could be found, our business could fail.

     * Our current officer does not provide full time services to us, and we will not have full-time management until such time, if any, as we engage employees on a full-time basis.

     * We do not maintain "key person" insurance on our officer, and if our officer were to die or become disabled, we do not have any insurance benefits to defer the costs of seeking a replacement.

<PAGE 12>


We may be unable to attract or retain employees in which event our business could fail.

     * Competition for personnel in the computer industry is intense. Because of our limited resources, we may not be able to compensate our employees at the same level as our
          competitors.     If we are unable to attract, retain and
          motivate highly skilled employees, our business could fail.

     * We cannot assure you that we will have the financial resources to hire full-time personnel when they are needed or that qualified personnel will then be available, and if we are unable to hire full-time personnel when they are needed, our business could fail.

We will have a limited ability to protect any intellectual property we create, and our business may fail as a result of our inability to do so.

     * The software we intend to develop for our online consumer network will constitute our intellectual property, and we expect to rely on trade secrets and copyright law, and employee and third-party non-disclosure agreements, among other things, to protect any intellectual property we may develop.

     * There are significant costs associated with protecting any intellectual property we develop and we may not have sufficient resources to enforce our rights , in which case our business could fail.

In the development of our software, we must be careful to avoid infringing upon the intellectual property rights of others and if we fail to do so we could be subject to significant costs of litigation.

     * If we were to infringe upon the intellectual property rights of others, we could become subject to lawsuits or be forced to modify our services at a substantial cost, in which case our business could fail.


<PAGE 13>


Our independent auditor has expressed doubts as to our ability to continue as a going concern.

     * Our financial statements have been prepared on the assumption that we will continue as a going concern, but if we fail to continue as a going concern, you will lose your investment in the shares.

     * The report of our independent auditor refers to the uncertainty of our ability to continue as a going concern.

RISKS RELATED TO THIS OFFERING

We have arbitrarily determined the offering price of our shares and you may never be able to recoup your investment in our shares.

     * The public offering price for the shares was determined solely by us and bears no relationship to our book value, projected earnings, results of operations, net asset value or any other objective criterion of value.

There has not been and may never be a viable public market for our common stock, and if a viable public market does not develop, you will not be able to sell your shares easily, if at all.

     * There has not been a trading market for our shares, and we cannot predict the extent to which investor interest in our company will lead to the development of a trading market for our shares or how liquid that market might be.

     * If a trading market for our shares develops, the public offering price for the shares may not be indicative of prices that will prevail in such market. The market price of our common stock, if any, may decline below the public offering price.

The large number of shares eligible for public sale after this offering can be expected to adversely affect the price that will prevail in the trading market, if one develops.


<PAGE 14>


     * If a public market develops for our common stock, sales of significant amounts of our common stock in the public market or the perception that such sales will occur could materially adversely affect the market price of the common stock or our ability to raise capital through future offerings of equity securities.

     * Of the 1,000,000 shares of our common stock currently outstanding, all of such shares were eligible for public sale after April 2002 subject to certain restrictions imposed by Rule 144, and after April 2003, such shares, except those purchased or sold by our affiliates will be eligible for public sale without such restrictions.

     * None of the holders of our common stock have agreed, in writing or otherwise, to refrain from publicly selling their shares of our common stock.

Investors in the shares will incur substantial immediate dilution.

     * The public offering price of the shares is substantially higher than the net tangible book value per share of the shares immediately after the offering.

     * If you purchase our shares as part of this offering, you will incur immediate dilution of approximately $1.11 in the net tangible book value per share of common stock from the price you paid for the shares if 100,000 shares are sold or $.61 if 1,000,000 shares are sold.

Our Board of Directors may issue shares of "blank check" preferred stock which may result in substantial dilution to Investors.

     * Without further action by the stockholders, our Board of Directors can issue up to 20,000,000 shares of preferred stock with such dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences and other rights as may be determined appropriate by our Board of Directors.

<PAGE 15>


     * If such preferred stock were issued, the holders of our common stock could, among other things, experience substantial dilution, and the voting power, dividend receipt and liquidation rights of the common stock could be adversely affected.

The interests of our controlling stockholders could conflict with those of our other stockholders which could result in the loss of your investment in our shares.

     * Unless all of the shares offered are sold, following completion of this offering, our present shareholders will own or control more than a majority of our outstanding common stock; and even if all shares are sold, our present shareholders will own and control fifty percent of our outstanding common stock.

     * Our present shareholders may be able to influence the outcome of shareholder votes, including votes concerning the election of directors, amendments to our charter and bylaws, and the approval of significant corporate transactions such as a merger or sale of our assets. In addition, that controlling influence could have the effect of delaying, deferring or preventing a change in control of our company.

We have never paid dividends to our shareholders, and we do not anticipate that we will pay any dividends to our shareholders in the foreseeable future.

     Our future policy on payment of dividends will be determined by our Board of Directors based upon a consideration of our earnings, if any, our future capital needs and other relevant factors.
We have broad discretion in the application of proceeds, which may increase the risk that the proceeds will not be applied effectively.

     * We have not determined specific uses for portions of the net proceeds. Accordingly, investors will have only limited information about our specific intentions regarding the use of proceeds and will be relying on our management's judgment in connection with our


<PAGE 16>


          application
          of those proceeds. Our failure to apply our net proceeds effectively would hamper our ability to succeed in the implementation of our business plans and may cause you to lose your investment in our shares.

Anti-takeover provisions could hinder a potential third-party acquisition.

     * Our Board of Directors may, from time to time, adopt certain provisions of the Florida Business Corporation
          Act, which, if adopted, could delay, discourage or prevent a change in control.

     * Adoption of such provisions could discourage bids for our common stock at a premium over the market price; could adversely affect the market price, if any, of our common stock; and could adversely affect the voting and other rights of the holders of our common stock.

                     FORWARD-LOOKING STATEMENTS

Many statements made or incorporated by reference in this prospectus are "forward-looking statements". These forward-looking statements include statements about:

     *    our ability to make an acquisition
     *    our capital needs
     *    the competitiveness of the business in our industry
     *    our strategies
     *    other statements that are not historical facts

When used in this prospectus, the words "anticipate," "believe," "expect," "estimate," "intend" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those expressed or implied by these forward-looking statements, including:


<PAGE 17>


     *    changes in general economic and business conditions
     *    actions of our competitors
     *    the time and expense involved in development activities
     *    changes in our business strategies
     * other factors discussed in the "Risk Factors" section and elsewhere in this prospectus.

The forward-looking statements in this prospectus reflect what we currently anticipate will happen. What actually happens could differ materially from what we currently anticipate will happen. We are not promising to make any public announcement when we think forward-looking statements in this prospectus are no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason.

                           USE OF PROCEEDS

The proceeds we will
receive will be $100,000 from the sale of 100,000 shares of our common stock or $1,000,000 from the sale of 1,000,000 shares of our common stock. We will not utilize any portion of the proceeds unless we sell at least 100,000 shares. We intend to use the proceeds from the sale of shares of our common stock in the order of priority shown in the following table:

                  Amount if   Amount if  Amount if   Amount if
                  100,000     500,000    750,000     1,000,000
                  shares are  shares     shares are  shares are
                  sold        are sold   sold        sold

Gross Proceeds    $100,000    $500,000   $750,000    $1,000,000

Estimated
offering expenses $53,000     $53,000    $53,000     $53,000


<PAGE 18>


General and
administrative
expenses,
including legal
and accounting
fees and
administrative    $5,000      $5,000     $5,000      $5,000
support expenses
incurred in
connection with
our reporting
obligations to
the SEC

Repayment of
debt due          $0          $28,000    $28,000     $28,000

Payment of
liabilities       $0          $50,000    $75,000     $100,000

Payment of        $0          $50,000    $75,000     $100,000
Consulting Fees

Rent, Telephone   $5,700      $20,000    $40,000     $60,000
and other Office
Expenses

Employment        $30,000     $75,000    $125,000    $210,000
Expenses

Website Expenses  $1,300      $135,000   $200,000    $250,000

Marketing         $5,000      $84,000    $149,000    $194,000
Expenses



Our officers and directors have verbally agreed to assume responsibility for the expenses of the offering until such time, if any, that funds are available to us from this offering. Our legal fees in connection with this offering are $45,000. We cannot now estimate our future legal fees.


<PAGE 19>


In the event that we sell 500,000 or more shares of our common stock, we intend to repay $28,000 of our debt outstanding under certain notes payable to Longview Partners Group, Inc. ("Longview"). Our aggregate principal indebtedness to Longview is $75,000. The notes evidencing our principal indebtedness to Longview bear interest at the rate of 14% per annum, and each such note has a term of two years from its date of execution but provides that Longview may make a demand for payment at any time after one year from the date of execution. We have utilized the proceeds from the Longview notes for working capital purposes.

Until the offering proceeds are utilized, we intend to invest the proceeds received in one or more of the following:

     * an obligation that constitutes a "deposit" as that term is defined in section 3(1) of the Federal Deposit Insurance Act;

     *    securities of any qualifying money market mutual fund; or

     * securities that are direct obligations of or obligations guaranteed as to principal or interest by the United States; provided the securities can be readily sold or otherwise disposed of for cash at the time required without any dissipation of offering proceeds invested.

                           DIVIDEND POLICY

We have never declared or
paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Future dividends, if any, will be determined by our Board of Directors. In addition, we may incur indebtedness in the future which may prohibit or effectively restrict the payment of dividends, although we have no current plans to do so.


<PAGE 20>


DILUTION

                                      Amount if    Amount if
                                      100,000      1,000,000
                                      shares are   shares are
                                      sold         sold

Net tangible book value per share on        ($0.16)       ($0.16)
December 31, 2003

Net tangible book value per share on        ($0.11)         $0.39
December 31, 2003 if the shares were
sold on that date

Amount of increase in net tangible            $0.06         $0.56
book value per share attributable to
cash payments made by purchasers of
the shares being offered

Amount of the immediate dilution              $1.11         $0.61
from the public offering price that
will be absorbed by purchasers

Cash contribution of purchasers            $100,000    $1,000,000

Cash contribution of officers,                 $100          $100
directors, founders and affiliates

Price per share paid by officers,           $0.0001       $0.0001
directors, founders and affiliates

Price per share to be paid by                 $1.00         $1.00
purchasers of shares in this offering

The immediate and substantial dilution could adversely affect the value of the shares.

                    MANAGEMENT'S PLAN OF OPERATION

The following plan of operation should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The discussion contains forward-looking statements that reflect our plans, estimates and


<PAGE 21>


beliefs. Our actual
results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

Our objectives are to design, implement and maintain an online employer/employee information service network and to become an e-commerce Internet business portal for employer and employee products and services. Since inception, we have focused our efforts on preparing for our initial public offering of our common stock, refining our business plan with the assistance of our Consultant, developing contacts within the business sector we intend to target, conducting research into industry related news and information services, and with the assistance of our Consultant, planning for the development of our website.

As of December 31, 2003, we had cash on hand in the amount of $28. Assuming that we do not receive any proceeds from the sale of our shares from this offering, we anticipate that we will continue undertaking activities similar to those we have undertaken from our inception. In that event, we believe that our cash requirements for the next twelve months would be approximately $40,000. If we do not receive any proceeds from the sale of our shares from this offering, we believe that our shareholders may be willing to loan or otherwise provide us sufficient funds to enable us to continue to operate for the next twelve months. We are not certain, however, that our shareholders will agree to loan or otherwise provide such funds to us, and if such funds are loaned or otherwise provided, we are not certain of the terms associated therewith. Other than funds from our shareholders, we are unable to determine whether any other source of funds may be available to us to allow us to obtain the amounts necessary to sustain our operations for the next twelve months without the receipt of proceeds from the sale of our shares from this offering. If the funds we require are not available when we need them, we may be forced to terminate our business. We have not made any determination as to what we would do if we were required to terminate our business operations, and we have not entered into nor does we presently intend to enter into any negotiations, understandings, or agreements, preliminary or otherwise, to acquire or be acquired in a merger or reverse acquisition.


<PAGE 22>


We have not had any revenues since inception, and our ability to continue as a going concern is dependent upon receipt of sufficient proceeds from this offering. In view of the limited amount of funds available to us, if we do not obtain sufficient proceeds from this offering, we may exhaust our limited financial resources before our objectives have been accomplished.

Until we receive proceeds from this offering, we intend to continue undertaking activities similar to those we have undertaken since our inception. During the 2003, we continued our research consisting of the collection and pooling of certain employer/employee information available from various federal, state and non-governmental agencies. We expect that we will continue to obtain information from accessible sources, including but not limited to, the Bureau of


Labor Statistics, various chambers of commerce and other industry related groups.

If we receive the proceeds of the sale of the minimum number of our shares from this offering, we will not be able to commence our operations. If we receive the proceeds of the sale of the maximum number of our shares, we will be able to commence our operations, and we expect to be able to accomplish the following objectives over the next twelve months:

     * We hope to complete development of our website by the end of the first quarter of 2004 at an anticipated cost of $35,000. As part of developing of our website, we expect to assemble content for the website; undertake graphic design and page layout for web pages, including but not necessarily limited to an ewebcentral.net page, a products and services page, a description of management page and a "contact us" page; at such time as website content is determined, undertake integration of the content of products and services into our website; and create customer payment options.

     *    We hope to become an associate member of the National
          Association of Professional Employers by the end of the first quarter of 2004 at an anticipated initial cost of $2,000.

     * During the second and third quarters of 2004, we hope to finalize the development of our sales and marketing strategies and to hire up to four employees for our


<PAGE 23>


          sales and marketing department at an anticipated initial expenditure of $75,000. During such period we also expect to undertake refinements to our website as developed.

     * During the third quarter of 2004, we hope to begin intensive customer and strategic partner solicitation through our sales and marketing department and to embark upon a limited advertising campaign designed to attract visitors to our site. We intend to focus initially on companies with 10 to 50 employees. Thereafter, we hope to broaden our focus to include companies with up to 100 employees, and thereafter on companies with up to 500 employees. We have not yet determined the exact nature of the intended advertising campaign, but we anticipate that such a campaign will require funds in excess of $200,000 and will be concentrated on companies with between 10 and 50 employees.

     * During the forth quarter of 2004, and assuming that we have completed development of our website, we intend for our website to commence the generation of revenue. We have not yet developed any projections of any such anticipated revenues, but we expect to do so during the third quarter of 2004.

     * During the fourth quarter of 2004 and the first and second quarters of 2005, we hope to continue to enhance and expand our website. We have not yet determined the nature or extent of such enhancements, but we anticipate that such enhancements will require funds in excess of $100,000.

If we receive the proceeds of the sale of the maximum number of our shares and are able to commence our operations, we expect to develop certain products (our proposed products are described in more detail under the caption entitled "The Products" under the Proposed
Business section of this prospectus) as follows:

     * Newsletter Subscriptions. We anticipate that the timeframe for launch of our newsletter subscription would be the fourth quarter of 2004. In order to accomplish the launch of our newsletter subscriptions,


<PAGE 24>


          we must undertake
          and complete collection and pooling of employer/employee news and information and complete our website.

     * News Service. We anticipate that the timeframe for launch of our news service would be the fourth quarter of 2004. In order to accomplish the launch of our news service, we must undertake and complete collection and pooling of employer/employee news and information and complete our website.

     * Video and Audio Tapes. We anticipate that the timeframe for launch of our ability to offer and sell video and audio tapes would be the first quarter of 2005. In order to accomplish the launch of our video and audio tape sales, we must successfully negotiate with audio and video tape producers of employer/employee information for audio and video tapes that are available and for production of company-branded products, as well as complete our website.

     * On-Line Store. We anticipate that the timeframe for launch of our on-line store would be the fourth quarter of 2004 to the first quarter of 2005. In order to accomplish the launch of our on-line store, we must successfully complete implementation of our newsletter subscription product, our news service product and our audio and video products.

     * Get Listed. We anticipate that the timeframe for launch of our "Get Listed" program would coincide with the launch of our on-line store during the fourth quarter of 2004 to the first quarter of 2005. In order to accomplish the launch of our "Get Listed" program, we must successfully complete implementation of our newsletter subscription product, our news service product, our audio and video products and our on-line store.

If we sell less than the maximum amount of our shares offered in connection with this offering, we may not have sufficient funds to complete any or all of our objectives, and we anticipate that our operations, if any, related to these activities may be hampered by our limited resources. If we sell the minimum amount


<PAGE 25>


of our shares
offered in connection with this offering, we expect that we will only be able to continue undertaking activities similar to those we have undertaken since our inception, namely, refine our business plan with the assistance of our Consultant, continue to develop contacts within the business sector we intend to target, continue to conduct research into industry related news and information services, and with the assistance of our Consultant, plan for the development of our website. If we are able to sell at least fifty percent of the shares we are offering in connection with this offering, we expect that we will initiate and complete development of our website, become an associate member of the National Association of Professional Employers, finalize the development of our sales and marketing strategies, hire up to four employees for our sales and marketing department, begin intensive customer and strategic partner solicitation through our sales and marketing department, and embark upon a limited advertising campaign designed to attract visitors to our site. We can not be certain that if we sell up to fifty percent of the shares we are offering in connection with this offering that the foregoing objectives will be met.

Furthermore, we can provide no assurance that the accomplishment by us of less than all of our objectives will produce any meaningful benefit for us. In that regard, if we are only partially able to meet our objectives, we may not have a viable business and we may be forced to terminate our operations. Likewise, to the extent that we require funds in excess of the amounts we have anticipated, we may not be able to obtain such funds and we may be forced to terminate our business.

We are indebted to Longview in the amount of $75,000 pursuant to certain promissory notes executed by us (see "Notes Payable" under
"Proposed Business").   As of the date hereof and pursuant to the
terms of such notes, Longview is entitled to demand payment of $70,000 of the $75,000 outstanding. The remaining $5,000 may be demanded by Longview at any time after November 18, 2003. If Longview were to demand payment of the Notes, and assuming that we met such demand, we would have less funds available to meet our intended objectives. We can not now determine those of our objectives that would be lessened or eliminated if we were required to meet the demand for payment of Longview, but if we are only partially able to meet our objectives we may not have a viable business and we may be forced to terminate our operations. In the event that we are unable to


<PAGE 26>


meet the demand of Longview, Longview
could institute litigation against us to collect amounts due. If such litigation were successful (and, we are presently unaware of any exiting defense that we might raise in connection with such litigation) Longview would obtain a judgment against us which could result in a forced sale of our assets, bankruptcy proceedings or similar consequences, the ultimate result of which would be the termination of our business.
Other than the foregoing, we do not expect to purchase or sell any significant equipment and do not expect any significant changes in the number of our employees.


                          PROPOSED BUSINESS

Background

We are a Florida corporation formed under the name of "Ewebcentral.net, Inc" on April 2, 2001.

Our mission is to become "America's Corporate Employee Partner" by designing, implementing and maintaining an online employer/employee information service network. To achieve our mission, we intend first to develop an Internet site designed to be a commercially viable, dynamic and informative employer/employee news site. Initially, our site will be a limited news digest service that generates its content by selecting from the public domain the best available information published by others, subject to our ability to utilize such information without infringing upon any legal right of the creator of such content. To the extent that such content is not available to us as part of the public domain, we will seek from the creator of such content the right make use of such content. In connection with any content that is available as a part of the public domain, we intend to observe applicable laws associated with our use of such content. We currently do not have any agreements with any owner of any content relating to our proposed use of such content. We expect to obtain certain of our content from web sites operated by such sources as the Bureau of Labor and Statistics, the Department of Labor, the House Committee on Education and the Workforce, and the Senate Committee on Health, Education, Labor and Pensions. We believe that certain



<PAGE 27>


information available on such web
sites is part of the public domain and will be available for use by us. We believe that a digest of key stories and information will be a valuable resource to visitors to our web site and will serve as the keystone to our Internet presence.

We intend to launch our initial Internet site through the Internet super hub of an undetermined third party based upon the recommendations of our Consultant. After we launch our initial Internet site, we intend to add various types of information relating to employer/employee relations which we intend to benefit both employers and employees. We intend to become a "one stop shopping" site for employer and employee information. As a result, we anticipate that our site will attract the attention of many national employers as well as a broad spectrum of employees.

In addition to the news digest service and employer/employee relations information that we anticipate will be provided on our Internet site, we expect to include additional types of human resource information, sales and marketing information, additional advertising and promotional information, and information relating to products and services we expect to offer for sale. In connection with our anticipated inclusion of human resource information, we expect to provide content from certain existing Internet sites, including but not limited to "Benefit News" at http://www.benefitnews.com/index.cfm, where articles and news affecting benefits and human resource management are provided; Benefitslink.com at http://www.benefitslink.com/buzz/new.shtml, where news and articles related to benefit plans, pension and profit sharing, document services, COBRA questions and answers, and 403(b)audit guidelines are provided; the Bureau of Labor and Statistics at http://stats.bls.gov/newsrels.htm, where current news relating to the labor industry is provided; Employee Benefit Research Institute at http://www.ebri.org/, where news related to public policy involving employer and employee issues is provided and International Foundation of Employee Benefit Plans at http://www.ifebp.org/, where industry news on employee benefit plans is provided. In connection with our anticipated inclusion of sales and marketing information, we expect to accumulate information provided by leading industry professional employer organizations which is intended to educate employers on the benefits of utilizing the services of a professional employer organization. With these additional offerings, we anticipate our independent web site will enjoy increased audience attention and


<PAGE 28>


a larger Internet audience,
providing us with greater potential for increased revenues.

We have not yet begun any software development. We are currently negotiating with potential software development vendors in connection with our software development requirements, but we have not yet made any determination as to who we expect will develop our software.

We intend that the name of our website will be epeoonline.com. Currently, the name epeoonline.com is registered to Chuck Childers. Chuck Childers is the president of our Consultant and has verbally agreed to transfer all rights to the name epeoonline.com to us upon reimbursement of registration costs in the approximate amount of $100 paid by Chuck Childers.

The Industry

Growth of the Internet

The Internet has emerged as a global medium, enabling millions of people worldwide to share information, communicate and conduct business electronically. Recent studies by Ziff-Davis Market Intelligence report that more than 23 million United States households are connected to the Internet, and almost 16 million of those households are participating in electronic commerce. Growth of the Internet is expected to be driven by the growing number of personal computers installed in homes and offices, the decreasing cost of personal computers, easier, faster and cheaper access to the Internet, improvements in network infrastructure, the proliferation of Internet content, and the increasing familiarity with and acceptance of the Internet by businesses and consumers. The Internet possesses a number of unique characteristics that differentiate it from traditional media, a lack of geographic or temporal limitations, real-time access to dynamic and interactive content, and instantaneous communication with a single individual or groups of individuals. As a result of these characteristics, Internet usage is expected to continue to grow rapidly. The proliferation of users, combined with the Internet's broad reach and lower cost of marketing, have created a powerful direct sales and marketing channel.


<PAGE 29>



Electronic Commerce

The growth of Internet usage overall represents a significant opportunity for businesses to conduct commerce over the Internet. One factor fueling this projected growth is the increasing variety of transactions that take place on the Internet. Initially, companies focused on facilitating Internet transactions between businesses. However, a number of companies have increasingly targeted business-to-consumer transactions. These companies typically use the Internet to offer standard products and services that can be easily described with graphics and text and that do not necessarily require the physical presence of the product or service for purchase, such as software, books, music compact discs, videocassettes, home loans, airline tickets, online banking and stock trading. The Internet allows these companies to develop one-to-one relationships with customers worldwide without making significant investments in traditional infrastructure such as retail outlets, vendor networks and sales personnel.

The Direct Marketing Opportunity

The same advantages that facilitate the growth of electronic commerce and advertising make the Internet a compelling medium for direct marketing campaigns. Direct marketing over the Internet uses electronic mail to reach potential buyers, potentially offering them a significantly broader selection of products and services than are available locally. Internet-based direct marketing also allows marketers to rapidly collect meaningful demographic information and feedback from consumers and to use this information to tailor new messages quickly. Registration information typically collected by Internet sites and user involvement in topical electronic commerce networks of interest provide additional demographic information. This additional demographic information offers businesses the chance to increase the effectiveness of their direct marketing campaigns, which may translate into higher sales. Furthermore, the costs of direct marketing through electronic mail are dramatically lower than those of traditional direct marketing techniques. As a result, Internet-based direct marketing campaigns can be profitable at response rates that are a fraction of the rates for traditional campaigns.


<PAGE 30>




Our Approach To Information Gathering

We intend to use the Internet to create a cost-effective employer/employee information service network, and we hope to use that network to solicit and obtain new business for strategic partners with whom we develop a business relationship. We believe that our strategic partners will include but will not be limited to professional employer organizations that are currently members of the National Association of Professional Employer Organizations (the "NAPEO"), but we have not yet entered into any discussions, negotiations or agreements with any such anticipated strategic partners. According to the NAPEO, the NAPEO was founded in 1984 and seeks to support the growth and success of its member companies by providing its member companies with valuable educational resources, by acting as the unified voice of the PEO industry in government, and by offering unequaled networking opportunities. Ultimately, we expect that we will create a platform through which we can market our own products. By offering visitors to our site a dynamic and informative employer/employee news and information service and a variety of competitively priced company branded products, we believe that we can create an innovative online sales source with low customer acquisition costs. We anticipate that the key elements of our marketing and development plan will be:

*    Source of Significant Employment Information.

We hope to become "America's Corporate Employee Partner" by designing, implementing and maintaining an online employer/employee information service network that provides dynamic and informative employer/employee news and information. We anticipate that our initial Internet site will feature a limited news digest service that will generate its content by selecting the best available information published by others from around the world. We believe that such a digest of key stories is a valuable resource to site visitors and will serve as the keystone to our Internet presence.

*    Development of a Detailed Member Database.

We expect to gather a significant base of information about our members through registration information, responses to beta tests and purchasing information obtained from third parties. As our Internet site's visitors become members of our online consumer


<PAGE 31>




network and as we obtain purchasing history data, we anticipate that we will be able to use this data to target offers, increase our range of product offerings and encourage future transactions and involvement with our online consumer network.

*    Customer Convenience.

We intend to provide attractive electronic commerce opportunities for potential purchasers. We expect our order processing services to be available 24 hours a day, seven days a week, which we anticipate will facilitate "on demand" purchases. In addition, we anticipate that potential purchasers will be able to reach our Internet site from either their home or office computers. Furthermore, we anticipate that our third-party vendors will ship the products purchased on our Internet site directly to the address designated by the purchaser, eliminating the need for the purchaser to travel to the product's source and thereby enhancing purchasing convenience, particularly for potential purchasers in rural locations without ready access to retail stores.

The Products

Newsletter Subscriptions

Initially, we expect our newsletter to be offered online and to contain employment news, as well as general news coverage, for employers and employees delivered via the Internet. Depending upon the success achieved with our Internet version of our newsletter, we hope to expand our newsletter to print form to be delivered via facsimile transmission and other traditional sources. We expect the newsletter to be a monthly publication that can be delivered either through the U.S. postal service or via e-mail. We intend to offer a 30-day free trial examination of our newsletter and news service products. After the 30 day free trial period, we intend to charge subscribers a monthly fee based upon the number of employees employed by such subscriber. We expect to charge a monthly fee of $50 to subscribers with not more than 10 employees; a monthly fee of $50 plus $3 for each employee over ten employees for subscribers with not more than 50 employees; a monthly fee of $150 plus $2 for each employee over 50 employees for subscribers with not more than 100 employees; a monthly fee of $250 plus $1.50 for each employee over 100 employees for subscribers with not more than 500 employees; and a


<PAGE 32>


monthly fee of $850 plus $1 for each employee over 500 employees for subscribers with over 500 employees.

News Service

We anticipate that our customized news service will be designed to provide late breaking news directly to our customers via e-mail. This news service will be designed to meet the needs of employers and employees who require the most current information available.
We expect to derive our breaking news from certain existing Internet sites, including but not limited to http://www.benefitsalert.com, where news and information on benefits from a variety of sources are provided; http://www.benefitnews.com/index.cfm, where articles and news affecting benefits and human resource management are provided; http://www.benefitslink.com/buzz/news.html, where news and articles related to benefit plans, pension and profit sharing, document services, COBRA questions and answers and 403(b)audit guidelines are provided; http://stats.bls.gov/newsrels.htm, where current news relating to the labor industry is provided; http://www.ebri.org, where news related to public policy involving employer and employee issues is provided and http://www.ifebp.org, where industry news on employee benefit plans is provided.

Video and Audio Tapes

We expect to offer and sell video and audio tapes and to develop and sell company-branded video and audio tapes, the content of which will be specifically focused toward employer and employee relations. We may offer and sell video and audio tapes dealing with employment and related matters such as, but not limited to age discrimination, business ethics, conflict management, compensation alternatives, drug abuse, employment contracts, interview preparations, leadership issues, religious accommodations, safety issues and wrongful termination issues. We also hope to create and offer special
reports of current topics of interest.   However, we have not yet
made any determination as to the exact nature or content of any company branded video or audio tape, and we expect that such determination will be a function of our future business development. We anticipate that our sources for the video and audio tapes will derive from certain existing Internet sites, including but not limited to http://www.ahipubs.com,


<PAGE 33>


http://www.business-marketing.com/store/employben.html and
http://www.trainingabc.com/health.htm. There appears to be a wide variety of audio and video products offered at the forgoing website sources. For example, some of the topics apparently included at:
(i) www. ahipubs.com are absenteeism, confidentiality, discipline, insubordination, negligent hiring, promotions, safety and workers' compensation; (ii) www. business-marketing.com. are business ethics, conflict management, employment law, meeting skills, personal development, stress management and workplace safety; and (iii) www.trainingabc.com are communication; diversity; management; sexual harassment and workplace violence. We do not currently have any agreement with any source, including but not limited to the sources described above, for the supply of any video or audio tape that we intend to sell, and we have not yet made any inquiry that would give us the ability to ascertain whether any source would be willing to provide us with any products currently offered by such sources, branded for us or otherwise. If we are able to develop a loyal customer base that relies upon the employer/employee information service network that we hope to develop, we believe that those customers may purchase products we offer even though those products may be available from other sources. If we are able to generate a sufficient customer base, we may be able to negotiate with our sources for non-branded audio and video tapes for a bulk purchase at prices below the general market price otherwise offered by such sources, or we may be able to negotiate with such sources for receipt of a sales commission or other remuneration. In either event, we would generate certain revenues as a result of such sales. However, we can not be certain that we will be successful in any negotiation with any such source, and if we are not, we may not generate any revenue from the sale of non-branded audio and video tapes.

On-Line Store

Our online store is expected to offer a wide variety of books, magazines, audio and video tapes, and specialty items, as well as certain company branded books, newsletters and audio and video tapes. However, we have not yet made any determination as to the exact nature or content of any company branded books or newsletters, and we expect that such determination will be a function of our future business development. Examples of the type of content that we may choose to cover may include topics such as age discrimination, business writing, discipline,


<PAGE 34>



ergonomics,
immigration, leave, management skills, performance appraisals and vacation violations. We expect initially to obtain such products from the sources described above. We do not currently have any agreement with any source, including but not limited to the sources described above, for the supply of any book, magazine or newsletter that we intend to sell, and we have not yet made any inquiry that would give us the ability to ascertain whether any source would be willing to provide us with any products currently offered by such sources, branded for us or otherwise.

Get Listed

We expect to offer banner advertising and link connections from our Internet site to those professional employer organizations willing to enroll in our "Get Listed" program. "Get Listed" is the name we have given to our web-based advertising agreements program, which we do not expect to differ materially from traditional web-based advertising agreements. Once enrolled in our "Get Listed" program, the listed professional employer organization will pay us a monthly membership fee and become our strategic partner. As our strategic partner, the professional employer organization will be entitled to rent banner advertising space on our website, as well as to establish link connections to the strategic partner's home site.

Strategy

One of our objectives is to develop a sizeable Internet audience and create an online consumer network that will, after exposure to the products and services we offer, understand and utilize our services. Our strategy is expected to focus on the following factors:

Growth

We plan to generate revenues by:

     * creating a customer base by providing an informative, up-to-date source of employment services information at no cost to site visitors;

     * offering a broad and expanding array of branded products at competitive and discounted prices;

<PAGE 35>


     * soliciting and obtaining strategic partners who will become members of our "Get Listed" Program;

     * offering banner advertising space on our website to our strategic partners, as well as other complementary organizations;

     *    receipt of a sales commission or other remuneration from


          our strategic partners based upon direct link referrals.

Building Strong Company Recognition

We believe that establishing and leveraging our employment information system is critical for our ultimate success. We intend to develop our site recognition through effective marketing and promotion and high-quality customer service. We expect to become a member of the NAPEO. As a member of the NAPEO, we will be provided with access to their member database, which we believe includes access to over 2,500 professional employer organizations. To the extent that we have sufficient financial resources to do so, we intend initially to mail and e-mail brochures and other advertising materials exhibiting our products and services to other members of the NAPEO as an introduction to our products and services. Likewise, we expect to contact various chambers of commerce located throughout the country through direct mail marketing. If our financial circumstances permit, we hope to engage a sales force to initiate personal and follow up contacts with members of the NAPEO and the various chambers of commerce. Thereafter, we hope to identify target segments of the public for the purpose of offering and selling our products and services.
Promoting Repeat Usage and User Loyalty
We believe that community-based Internet sites have the inherent potential to create and retain a loyal user base, particularly when combined with the provision of valuable information and purchasing incentives. We intend to promote repeat usage by continuously expanding our information systems and product offerings.


<PAGE 36>


Future Products and Services

We are developing a wide range of concepts that we believe may enhance our market presence, and we hope to continually develop and implement new and innovative products and services. Currently under consideration are the following concepts:

     * Corporate planning. We hope to develop strategic alliances through our "Get Listed" program with companies specializing in corporate transaction planning. If we are able to develop such strategic alliances, we will provide our Internet audience with opportunities to utilize the services of those strategic alliance companies by creating direct website links to those companies. If we are able to implement our corporate planning product, we anticipate that the timeframe for its launch would occur shortly after the first quarter of 2004. If our "Get Listed" program proves commercially unsuccessful, we believe our opportunity to create strategic alliances would be significantly reduced, and we might be unable to commercially launch our corporate planning product.

     * Insurance products. We hope to develop strategic alliances through our "Get Listed" program with companies offering a wide variety of insurance products. If we are able to develop such strategic alliances, we will provide our Internet audience with opportunities to obtain the various types of insurance available from those strategic alliances. If we are able to implement our insurance products, we anticipate that the timeframe for its launch would occur shortly after the first quarter of 2004. If our "Get Listed" program proves commercially unsuccessful, we believe our opportunity to create strategic alliances would be significantly reduced, and we might be unable to commercially launch our insurance product. However, we might consider establishing relationships with licensed insurance professionals to offer various insurance products to our Internet audience.

     * Retirement planning. We hope to develop strategic alliances through our "Get Listed" program with companies specializing in retirement planning. If we


<PAGE 37>


          are able to
          develop such strategic alliances, we will provide our Internet audience with opportunities to participate in the planning alternatives available through such strategic alliances. If we are able to implement our retirement planning products, we anticipate that the timeframe for its launch would occur shortly after the first quarter of 2004. If our "Get Listed" program proves commercially unsuccessful, we believe our opportunity to create strategic alliances would be significantly reduced, and we might be unable to commercially launch our retirement planning products.

     *    Asset planning.  We hope to develop strategic alliances


          through our "Get Listed" program with companies specializing in asset planning. If we are able to develop such strategic alliances, we will provide our Internet audience with opportunities to participate in the planning alternatives available through such strategic alliances. If we are able to implement our asset planning products, we anticipate that the timeframe for its launch would occur shortly after the first quarter of 2004. If our "Get Listed" program proves commercially unsuccessful, we believe our opportunity to create strategic alliances would be significantly reduced and we might be unable to commercially launch our asset planning products.

     * E-commerce Services. We hope to develop strategic alliances through our "Get Listed" program with companies specializing in the provision of e-commerce services.
          Such companies may include but not be limited to companies providing specialized computer programming and networking services and companies offering the creation and development of an e-commerce presence. If we are able to develop such strategic alliances, we will provide our Internet audience with opportunities to avail themselves of the services provided by such strategic alliances. If we are able to implement our e-commerce services, we anticipate that the timeframe for its launch would occur shortly after the first quarter of 2004. If our "Get Listed" program proves commercially unsuccessful, we believe our opportunity to create strategic alliances would be


<PAGE 38>


          significantly reduced and we might be unable to commercially launch our e-commerce services.

Maintaining and Improving Technological Focus and Expertise

We believe that a highly advanced and well functioning Internet site is critical to our ultimate success. We intend to remain committed to Internet site reliability and accessibility and to make continuous enhancements to our technology, including upgrading and expanding server and networking infrastructure, increasing fault tolerance and improving Internet connections. In addition, we intend to increase the efficiency of our information services, transaction processing and fulfillment operations and the sophistication of our direct marketing campaign management software.

Establishing Vendor Relationships

We anticipate that we will be dependant on third-party vendors and distributors for all product fulfillment and that we will not maintain an inventory in any product line. We hope to be able to contract with third-party vendors to permit us sell certain products under our name or referencing items of any intellectual property (such as, any service name, service mark, tradename or trademark) that we may own, thereby creating a product identifiable by and associated with such intellectual property or "brand"; however, we cannot be certain that we will be able to do so. As of the date hereof, we do not yet own any service names, service marks, trade names, trademarks or similar types of intellectual property and we have not applied for protection for any of same. We believe that whether or not we create original products, we may be able to create company branded products through contractual negotiation with the owners of such products. Those products may include items such as our newsletter subscriptions, news services and video and audio tapes. Depending upon our business development and the potential business volumes that we may be in a position to provide to content owners, such owners may be willing to license such content exclusively to us and thereby allow us to create a product that is recognizable under an item of any intellectual property that we may own. Of course, any use by us of content which we do not originally create will require that we adhere to any and all applicable intellectual property rights of the owner of such content. If, for example, we find a significant audience


<PAGE 39>


for a particular topic which
we intend to cover as part of a product we offer, and, if we are able to create original content or exclusively license content that becomes recognizable by such audience through any recognizable intellectual property that we may own, such intellectual property (or "brand") may become associated with such product coverage.
Based upon the current status of our business development, we are unable to determine if we will have the opportunity to create any intellectual property or offer any company branded products, or if we are able to create intellectual property and offer such branded products, what the terms and conditions of any agreement relating to same may be. If we are unable to create intellectual property and our own branded products, there may be a detrimental impact upon our ability to grow. In any event, we anticipate that we will have to establish and maintain relationships with a broad range of vendors and distributors in order to offer potential purchasers a substantial product mix at competitive and discounted prices and that we will have to develop a substantial customer base in order to be in a position to obtain any uniquely branded products. Whether or not we have the ability to create our own branded products, our vendor and distributor relationships will be one of the keys to our ability to implement our business plan and make it successful.

Agreements

Consulting Agreement

Our entire initial growth strategy is based upon services that will be provided to us under a consulting agreement (the "Consulting Agreement") that we have entered into with Corporate Ventures Network (our "Consultant"), through which our Consultant will assist us with the administrative implementation of our business plan and the development of our Internet presence. The business plan administrative services will include but not necessarily be limited to assistance with internal accounting practices and procedures, assistance with the development of financial goals, and coordination with accounting and legal professionals. The Internet presence services will include but not necessarily be limited to design, implementation and testing of Internet products, design and development of web pages, maintenance of our Internet site, provision of advice as to web hosting services, provision of certain programming services, provision of certain Internet technology services, provision of certain


<PAGE 40>


data management services, provision
of advice as to Internet marketing, establishment of a company Internet identity and presence, and development of an effective Internet marketing campaign. The Consulting Agreement is dated April 3, 2001 and was effective for a term of one year, with automatic one year renewal terms thereafter unless we or the Consultant elect not to renew the Consulting Agreement at least 30 days prior to the expiration of any term. The Consulting Agreement is terminable by either the Consultant or us upon thirty days prior written notice. The Consulting Agreement provides for annual compensation to our Consultant in the amount of $50,000, which sum is payable by us in 24 semi-monthly payments. Effective as of November 1, 2002, we and our Consultant have agreed to change the terms of the Consulting Agreement, whereby the Consulting Agreement will continue on a month-to-month basis and the compensation payable by us to our Consultant is payable at $2,500 per month. On March 1, 2003, we further modified the terms of the Consulting Agreement to provide that although the Consultant will continue to provide services to us, such services will be provided to us without cost until March 31, 2004. The president of our Consultant is Chuck Childers. Mr. Childers and Mr. Lindley, our director, president and secretary, are long-time friends and have participated together in the past in other business ventures. Mr. Childers does not presently own any of our common stock and is not one of our officers or directors. The relationship between us and our Consultant is based upon the Consulting Agreement as same was amended as of November 1, 2002 and as may be subsequently amended from time to time, if ever. As of September 30, 2003, we have incurred expenses to our Consultant in the amount of $106,667 for services rendered under the Consulting Agreement, as modified. Of the total consulting fees incurred, $89,167 was paid to the Consultant in cash from our receipt of proceeds from certain notes (as described hereinafter) and the balance is reflected as a part of our additional paid-in capital. As of September 30, 2003, no amounts remain unpaid to our Consultant.

Lease Agreement

We have no written lease agreement as to the office space that we occupy. We utilize certain facilities provided without charge to us by our sole director and officer.


<PAGE 41>


Notes Payable

We have executed an aggregate of fifteen unsecured promissory notes in favor of Longview Partners Group, Inc. ("Longview"), a party not affiliated with us or our officer and director. On each of April 19, 2001, May 21, 2001, June 13, 2001, July 20, 2001, August 22,
2001, September 29, 2001, November 14, 2001, December 18, 2001,
January 23, 2002, March 1, 2002, April 15, 2002, May 16, 2002, July
5, 2002, August 7, 2002 and November 18, 2002, we executed one such promissory note. Each of such notes evidences principal indebtedness in the amount of $5,000, and our aggregate principal indebtedness to Longview is in the amount of $75,000. Each such note has a term of two years from its date of execution but provides that Longview may make a demand for payment at any time after one year from the date of execution. As of September 30, 2003, we have agreed with the lender that the due date under each of such notes will be extended for a period of 1 year from the original due date thereof. Each such note is unsecured, bears interest at the rate of 14% per annum and provides for a 5% late payment penalty as to any amount of interest or principal not paid when due. As of September 30, 2003, we have not made any repayment and no demand therefor has been received by us. As of September 30, 2003, interest on such notes in the amount of $18,505, is accrued but unpaid. We hope to timely pay interest on the notes as same become due and to repay the principal on the revised stated expiration of the term of each note, however; we are not certain that we will be able to do so.
Our president, Guy T. Lindley, advanced $750 to us to pay certain corporate expenses. The loan is not evidenced by a note, does not bear interest and is unsecured. However, the loan is due upon demand by our president upon us.

Competition

We anticipate that online advertising will constitute one of our revenue sources, and we believe that the market for online
advertising is highly competitive.   Accordingly, we will face
substantial competition from established Internet portals for advertisers, as well as for parties willing to act as strategic partners through our "Get Listed" program. Most established Internet portals offer online advertising and can be expected to present some level of competition. We anticipate that various


<PAGE 42>


Internet sites will attract the attention of Professional Employer Organizations (PEO's), which we expect to target as customers.

We expect that our anticipated online advertising competitors will have greater financial and marketing resources than we will have.
As a result, our competitors may be able to respond more quickly than our Company to evolving Internet realities, which may result in a stronger appeal to our potential advertising base. Furthermore, these greater resources may better enable them to withstand periodic economic downturns, compete more effectively on the basis of price, and more effectively retain existing advertisers and attract new advertisers. As more businesses seek to avail themselves of the business opportunities afforded by the Internet, we expect competition for advertisers and strategic partners to increase. On the other hand, because our Company expects to focus its Internet portal on employer/employee information services, advertisers seeking to deliver their advertisements to this niche market may find their interests better served by our Company's internet portal than by online advertising on Internet portals with a more generalized content.

A PEO is defined as an organization that provides an integrated and cost-effective approach to the management and administration of the human resources and employer risk of its clients. A PEO accomplishes these objectives for its client businesses by contractually assuming substantial employer rights, responsibilities and risks, and by establishing and maintaining an employer relationship with the workers assigned to its client businesses. By providing these services, the PEO enables its client businesses to control costs, save time and paperwork hassles, reduce turnover and attract better employees, manage claims, provide better benefits packages, provide professional assistance with compliance, provide professional assistance with human resource services, and reduce accounting costs, among other things. However, selecting the right PEO is difficult.

As part of our business strategy, we hope to utilize our website to attract business clients by providing employer/employee resources. If we are successful in attracting such client businesses, we intend to match these client businesses to one of the more than 3,000 PEO's nationwide. We do yet have any understanding or agreement with any PEO regarding any matter, and


<PAGE 43>


we can not determine whether we will
be able to negotiate and conclude any such agreement.

We believe that a client business considering a relationship with a PEO must first answer many questions, including what are its own human resource and risk management needs, is the PEO capable of meeting these needs, what is the prospective PEO's financial background, what are the prospective PEO's client and professional references, how are the prospective PEO's employee benefits funded and tailored, and what are the terms of the service agreement, among other things. We believe that we will, and our anticipated competitors now do, attempt to answer these questions by providing a variety of PEO services and information. Accordingly, we anticipate that we will face substantial competition from other Internet portals that provide PEO resources, and we expect that our anticipated online PEO resource competitors will have greater financial and marketing resources than we will have. As a result, our competitors may be able to respond more quickly than our Company to evolving Internet and PEO industry realities, which may result in a stronger appeal to our potential client business base. Furthermore, these greater resources may better enable them to withstand periodic economic downturns, compete more effectively on the basis of price, and more effectively retain existing client businesses and attract new client businesses. Some prospective business clients may determine that it is imprudent to rely on a new company that lacks significant operating experience to resolve important human resource and risk management issues. On the other hand, some prospective client businesses may determine that a new company with fewer customers can provide more personalized services. Our ability to successfully compete with our PEO resource competitors will depend upon many factors, including our financial abilities existing from time to time, the timeliness, comprehensiveness and trustworthiness of our Internet portal's content as compared to that of our competitors, our success in developing and implementing effective sales and marketing strategies, and our ability to manage our customer and vendor base. In any event, we believe that existing competition and any competition we may encounter once we complete and launch our Internet portal, if we are able to do so, will be from companies with greater resources than we possess, and we will be at a competitive disadvantage in responding to any such competition.



<PAGE 44>


Governmental Regulation

There are currently few laws or regulations that are directly applicable to Internet access or electronic commerce. However, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. The adoption of laws or regulations applicable to our business could decrease the growth of the online consumer network industry or the Internet, which could in turn decrease the demand for our services and increase our cost of our doing business. Furthermore, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve.

Employees

We currently have no full-time employees.  Our only employee is Guy
T. Lindley, who serves as our sole director, president, secretary and treasurer. We expect that Mr. Lindley will spend as much as thirty hours each week in attending to our business affairs, but Mr. Lindley is not obligated to do so. We expect that Mr. Lindley will also be engaged as a consultant to third-party companies engaged in unrelated businesses and that he will devote such portion of his time to such other activities as he may deem necessary. We believe that the time Mr. Lindley intends to devote to our business affairs, along with the services being provided to us by our Consultant, will initially be adequate for us to implement our plan of operations. As our business develops and as our financial resources permit, we intend to hire such additional staff as may be necessary to further develop and implement our plan of operations.

Facilities

The Company's principal executive offices are located at 411
Lighthouse Drive, Palm Beach Gardens, Florida 33410.

                              MANAGEMENT
Executive Officers and Directors


<PAGE 45>


The following sets forth certain information with respect to our executive officers and directors. Each director holds such position until the next annual meeting of our shareholders and until his respective successor has been elected and qualifies.

       Name         Age                 Positions

Guy T. Lindley      57   Director, President, Secretary,
                         Treasurer

Any of our directors may be removed with or without cause at any time by the vote of the holders of not less than a majority of our then outstanding common stock. Officers are elected annually by the Board of Directors. Any of our officers may be removed with or without cause at any time by our Board of Directors.
Dr. Lindley is one of our founders and has held his position with us since our inception.

Guy T. Lindley - Director, President, Secretary, Treasurer

Guy T. Lindley holds a Bachelor of Science degree with a major in corporation finance from Georgia State University, and a doctor of medicine degree from Universidad Eugenia Maria De Hostos, University of Miami School of Medicine (International Studies). He has also participated in the Georgia State University Master in Business Administration program by taking courses in international finance, management and accounting. From 1993 to 1996, Dr. Lindley served as Executive Vice President and Chief Operating Officer of Conquest Sun Airlines, Inc., where he was involved in the development and management of the certification team for certain aircraft operated by the airline. From 1996 to 2001, Dr. Lindley served as President of Sun Express Group, Inc., a development stage airline company.

Dr. Lindley does not devote his entire time to us. He does intend to regularly to discuss our affairs and to review the status of our business operations. We anticipate that Dr. Lindley will devote up to 20 hours per weeks to our business affairs. Any conflicts of interest that arise affecting Dr. Lindley and us will be resolved by him in a manner that he deems will be fair. You may not agree with his determination. If you have any doubt about the abilities or integrity of Dr. Lindley, you should not purchase any shares.


<PAGE 46>


Executive Compensation of our Executive Officers

We have no agreements relating to compensation with Dr. Lindley, including consulting agreements. The compensation of our executive officers will be determined by our Board of Directors. Our executive officers have verbally agreed to defer the payment of any compensation from us as an executive officer until such time, if any, that we obtain sufficient capital through this offering or otherwise. We do not presently intend to use any of the proceeds of this offering to compensate our executive officer, except that we intend to reimburse our executive officer for any expenses of the offering paid by him, if any.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information as of February 11, 2004 with respect to any person who is known to us to be the beneficial owner of more than 5% of our common stock, which is the only class of our outstanding voting securities and as to each class of our equity securities beneficially owned by our directors and officers and directors as a group:

    Name of Beneficial Owner    Amount of Shares   Approximate
                                Beneficially      Percent of
                                Owned             Class

Guy T. Lindley                       180,000           18.0%
411 Lighthouse Drive
Palm Beach Gardens, FL 33410

Katherine Hinman                      62,000           6.2%
14750 Beach Boulevard
Suite 47
Jacksonville, FL 32250

Clara Sneath                         225,000           22.5%
3520 S.W. 104th Avenue
Miami, FL 33165

Bengt Bjorsvik                       240,000           24.0%
11490 Northwest 23rd Street
Coral Springs,  FL 33065


<PAGE 47>


Edward H Gilbert                     250,000           25.0%
5100 Town Center Circle
Suite 430
Boca Raton, FL 33486

Officers and Directors as a          180,000           18.0%
Group (1 person)

                         CERTAIN TRANSACTIONS

In April of 2001 we issued an aggregate of 1,000,000 shares to our founders. At the time of the issuance of our shares to our founders, they were of negligible value. Our founders were Guy T. Lindley, James Young, Clara Sneath, Greg Rice, Bonnie Crum and Edward H. Gilbert. During 2003, James Young disposed of all of his shares, 85,000 of which were acquired by Bengt Bjorsvik and 30,000 of which were acquired by Guy Lindley. During 2003, Greg Rice disposed of all of his shares, all of which were acquired by Bengt Bjorsvik. During 2003, Bonnie Crum disposed of 162,000 of her shares, 62,000 of which were acquired by Katherine Hinman and 100,000 of which were acquired by Edward H. Gilbert.

                     DESCRIPTION OF COMMON STOCK

Our authorized
capital stock consists of 80,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share.



The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts, if any, as our Board of Directors from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Holders of the common stock are not entitled to preemptive rights, and the common stock is not subject to conversion or redemption.

The holders of our securities described under the caption "Security Ownership of Certain Beneficial Owners and Management", above, one of which is our sole director and executive officer,


<PAGE 48>


own all of our
outstanding common stock. These stockholders can determine the outcome of stockholder votes, including votes concerning the election of directors, amendments to our charter and bylaws, and the approval of significant corporate transactions such as a merger or sale of our assets. In addition, their controlling influence could have the effect of delaying, deferring or preventing a change in control of our company.
Our preferred stock may be issued from time to time in one or more series, and each of such series will have distinctive serial designations in such manner as is determined by our Board of Directors.

Each series of preferred stock may be of such number of shares and may have such rights and preferences, including but not limited to special voting rights, redemption rights, conversion rights, dividend rights, liquidation rights, other relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as may be stated in the resolution of our Board of Directors providing for the issuance of such preferred stock.

Control-Share Acquisitions and Affiliated Transactions

We may become subject to the control-share acquisition and affiliated transaction provisions of the Florida Business
Corporation Act. Those provisions could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer. Those provisions may also discourage bids for our common stock at a premium over the market price.

Transfer Agent

We intend to engage Florida Atlantic Stock Transfer Company, Inc., 7130 Nob Hill Road, Tamarac, FL 33321 whose telephone number is
(954)726-4954 as the transfer agent for our common stock.


<PAGE 49>


                   SHARES ELIGIBLE FOR FUTURE SALE

Prior to this
offering, there has not been any public market for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices, if any, of our common stock and could impair our future ability to raise capital through the sale of equity securities.

In general, under Rule 144, any person who owns shares that were acquired from us at least one year prior to the proposed sale is entitled to sell, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

     * 1% of the number of shares of our common stock then outstanding or

     * the average weekly trading volume of the common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Shares that were acquired from us at least two years prior to the proposed sale may generally be sold by non-affiliates without restriction. Any shares purchased by our affiliates in this offering and subsequently publicly sold by those affiliates will not be subject to the one-year holding period. Sales under Rule 144 are also subject to a certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Of the 1,000,000 shares of our common stock currently outstanding, approximately 1,000,000 shares may be eligible for sale in the public market sometime after April 2002 with certain restrictions and sometime after April 2003 without such restrictions, unless such shares are purchased or sold by our affiliates.


<PAGE 50>


                         PLAN OF DISTRIBUTION

Our Offering

We are offering 1,000,000 shares on a "best efforts" basis. Unless we receive paid subscriptions for at least 100,000 shares by June 30, 2004, no shares will be sold and all proceeds will be returned to subscribers without interest. If we sell at least 100,000 shares by that date, we may extend our offering until the earlier of September 30, 2004 or such time that all 1,000,000 shares are sold. The minimum purchase is 1,000 shares. There is no limit on the number of shares that may be purchased by any of our founders. Any purchases by them must be made with investment intent and made on the same terms and conditions as are purchases made by public investors.

We are making the offering through our President, who will not be compensated for offering the shares. However, subject to the limitation described under "Use of Proceeds," we will reimburse him for all expenses incurred by him in connection with the offering, which we believe will be approximately $53,000. Because we are offering the shares through our President without the use of a professional securities underwriting firm, there may be less due diligence performed in conjunction with this offering than would be performed in the event of an underwritten offering.

Prior to this offering, there has been no market for our common stock. The public offering price for the shares was determined solely by us and may be substantially higher than the prices that will prevail in the trading market, if one develops. Among the factors we considered in determining the public offering price were the absence of a record of operations, our current financial condition, our future prospects, the inexperience of our management, and the general condition of the equity securities market.

We initially intend to offer our shares in the state of New York, although we may expand our offering to other states.

If a public market develops for our common stock, trading in the common stock will be subject to the requirements of applicable rules under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving the common stock. Those rules require the


<PAGE 51>



delivery, prior to any
transaction in the common stock, of a disclosure schedule explaining the penny stock market and associated risks, and impose various sales practice requirements on broker-dealers who sell the common stock to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit its liquidity.

                          LEGAL PROCEEDINGS

There are no pending or threatened legal proceedings to which we are a party or of which any of our property is the subject, or to our knowledge, any proceedings contemplated by governmental authorities.

                           INDEMNIFICATION

We have agreed to indemnify our executive officers and directors to the fullest extent permitted by the Florida Business Corporation Act. The Act permits us to indemnify any person who is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right) by reason of the fact that the person is or was an officer or director or is or was serving at our request as an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement that were actually and reasonably incurred by the person in connection with the action, suit or proceeding; provided, however, that the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. We may indemnify officers and directors in an action by us or in our right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to us. Where an


<PAGE 52>


officer or director is
successful on the merits or otherwise in the defense of any action referred to above, we must indemnify such officer or director against the expenses which such officer or director actually and reasonably incurred. The indemnification provisions of the Florida Business Corporation Act are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote or otherwise.

Insofar as indemnification arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                            LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus have been passed upon for us by Edward H. Gilbert, P.A. to the extent set forth in that firm's opinion filed as an exhibit to the registration statement. Edward H. Gilbert is the sole owner of Edward H. Gilbert, P.A. Mr. Gilbert owns 250,000 of our shares and is one of our founders. Mr. Gilbert is not one of our officers, nor is he a director.

                                EXPERTS

Our financial statements for the years ended September 30, 2003, and September 30, 2002 and for the period from April 2, 2001 (inception) to September 30, 2003, have been included in this prospectus in reliance upon the report of Salberg & Company, P.A., independent certified public accountants, appearing elsewhere in this prospectus, and upon their authority as experts in accounting and auditing.

                        ADDITIONAL INFORMATION

We have electronically filed a registration statement on Form SB-2 with the SEC with respect to the shares of common stock to be sold in this offering. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement. Certain


<PAGE 53>


information is
omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy the registration statement and other materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Upon the effectiveness of the registration statement of which this Prospectus is a part, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports and other information with the SEC.

We do not intend to furnish our stockholders with annual reports containing audited financial statements.


<PAGE 54>


                        EWEBCENTRAL.NET, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                         FINANCIAL STATEMENTS

                          SEPTEMBER 30, 2003


<PAGE 55>


                        EWEBCENTRAL.NET, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                               CONTENTS

                                                       Page(s)

Independent Auditors' Report                              1

Balance Sheet                                             2

Statements of Operations                                  3


Statement of Changes in Stockholders' Deficiency          4

Statements of Cash Flows                                  5

Notes to Financial Statements                            6-11



<PAGE 56>




                     Independent Auditors' Report


To the Board of Directors of:
Ewebcentral.net, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Ewebcentral.net, Inc. (a development stage company) as of September 30, 2003 and the related statements of operations, changes in stockholders' deficiency and cash flows for the year ended September 30, 2003 and 2002, and the period from April 2, 2001 (inception) to September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Ewebcentral.net, Inc. (a development stage company) as of September 30, 2003, and the results of its operations and its cash flows for the year ended September 30, 2003 and 2002 and the period from April 2, 2001 (inception) to September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.


<PAGE 57>


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 8 to the financial statements, the Company had a net loss of $65,193 and cash used in operations of $14, 167 for the year ended September 30,2003, a deficit accumulated during development stage of $189,734, and a working capital deficiency and stockholders' deficiency of $156,459 at September 30, 2003, and its status as a development stage company with no revenues raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SALBERG & COMPANY, P.A.

Boca Raton, Florida
December 15, 2003


<PAGE 58>




                        EWEBCENTRAL.NET, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                            BALANCE SHEET

                          SEPTEMBER 30, 2003


                                ASSETS

Assets

ASSETS

Cash                                                          $53
                                                     ------------
TOTAL CURRENT ASSETS                                          $53
                                                     ============

Liabilities and Stockholders' Deficiency

LIABILITIES

Accounts payable                                           $7,372
Accounts payable - related party                           49,885
Accrued interest payable                                   18,505
Loan payable - related party                                  750
Loan Payable - other                                        5,000
Notes payable                                              75,000


<PAGE 59>



TOTAL CURRENT LIABILITIES                                 156,512
                                                     ------------

Stockholders' Deficiency

Preferred stock, $0.0001 par value, 20,000,000
  shares authorized, none issued and outstanding                -

Common stock, $0.0001 par value, 80,000,000
  shares authorized, 1,000,000 shares issued and
  outstanding                                                 100

Additional paid-in capital                                 33,175

Deficit accumulated during development stage            (189,734)
                                                     ------------

TOTAL STOCKHOLDERS' DEFICIENCY                          (156,459)
                                                     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                $53
                                                     ============


See accompanying notes to financial statements.

<PAGE 60>




                        EWEBCENTRAL.NET, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF OPERATIONS

                            Year Ended   Year Ended  From April
                            September    September   2, 2001
                            30, 2003     30, 2002    (Inception
                                                     of
                                                     Development
                                                     stage) to
                                                     September
                                                     30, 2003

TOTAL REVENUES              $-           $-          $-

                            ==========   ==========  ==========



OPERATING EXPENSES

Consulting                        $31,667     $50,000     $106,667

Professional Fees                       -         377          377

Bank Fees                               -           -           30

Rent                                    -           -          800

Costs of postponed offering        23,120      40,236       63,355

                               ----------  ----------   ----------

TOTAL OPERATING EXPENSES           54,787      90,613      171,229

                               ----------  ----------   ----------

Loss from Operations             (54,787)    (90,613)    (171,229)

                               ----------  ----------   ----------


<PAGE 61>


OTHER EXPENSE

Interest Expense                 (10,406)     (7,107)     (18,505)

                               ----------  ----------   ----------

NET LOSS                        ($65,193)   ($97,720)   ($189,734)

                               ==========  ==========   ==========

Net Loss Per Share - Basic        ($0.07)     ($0.10)      ($0.19)
and Diluted

                               ==========  ==========   ==========

Weighted average number of
shares outstanding during       1,000,000   1,000,000    1,000,000
the period - basic and
diluted
                               ==========  ==========   ==========


See accompanying notes to financial statements.


<PAGE 62>







                        EWEBCENTRAL.NET, INC.
                    (A DEVELOPMENT STAGE COMPANY)

           STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
           FOR THE PERIOD FROM APRIL 2, 2001 (INCEPTION) TO
                          SEPTEMBER 30,2003


                  Common      Common      Additional    Deficit                   Total
                  Stock       Stock       Paid-in     Accumulated  Subscript-ions
                                          Capital        During    Receivable
                     Shares      Amount               Development
                                                      Stage

Common stock         1,000,000        $100           -            -      ($100)           -
issued to
founders

Accounting                   -           -         725            -           -         725
expense paid by
President


<PAGE 63>


Rent contributed             -           -         800            -           -         800

Net loss from
April 2, 2001
(inception) to               -           -           -     (26,821)           -    (26,821)
September 30,
2001

                     ---------   ---------   ---------    ---------   ---------   ---------

Balance,
September 30,        1,000,000         100       1,525     (26,821)       (100)    (25,296)
2001

Payment on                   -           -           -            -         100         100
Subscription

Contributed
capital, related             -           -       7,600            -           -       7,600
party

Net Loss, 2002               -           -           -     (97,720)           -    (97,720)

                    ----------  ----------  ----------   ----------  ----------  ----------

BALANCE,
SEPTEMBER 30,        1,000,000         100       9,125    (124,541)           -   (115,316)
2002

                     =========   =========   =========    =========   =========   =========


<PAGE 64>


Contributed
capital, related             -           -       6,550            -           -       6,550
party

Contributed                  -           -      17,500            -           -      17,500
Capital

Net Loss, 2003               -           -           -     (65,193)           -    (65,193)

                      --------    --------    --------     --------    --------    --------

BALANCE,
SEPTEMBER 30,        1,000,000         100      33,175    (189,734)           -   (156,459)
2003

                     =========   =========   =========    =========   =========   =========

See accompanying notes to financial statements.



<PAGE 65>



                        EWEBCENTRAL.NET, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF CASH FLOWS


                          Year Ended   Year Ended  From April
                          September    September   2, 2001
                          30, 2003     30, 2002    (inception)
                                                   to
                                                   September
                                                   30,2003

CASH FLOWS FROM
OPERATING ACTIVITIES:

Net loss                  $(65,193)    $(97,720)      ($189,734)

Adjustments to reconcile
net loss to net cash
used in operating
activities:

Accounting expenses paid  -            -                     725
by President

Rent contributed          -            -                     800

Contributed Services      17,500       -                  17,500

Changes in operating
assets and liabilities:

Increase (decrease) in:

Prepaids                  1,922        (1,922)                 -

Accounts payable          7,372        -                   7,372

Accounts payable -        13,826       4,500              49,885
related party

Accrued interest payable  10,406       7,107              18,505


<PAGE 66>


                             ----------  ----------   ----------

NET CASH USED IN          (14,167)     (88,035)         (94,947)
OPERATING ACTIVITIES:

                             ----------  ----------   ----------

CASH FLOWS FROM
FINANCING ACTIVITIES:

Contributed Capital -     6,550        7,600              14,150
officer

Deferred Offering Costs   -            32,285                  -

Proceeds from notes       5,000        45,000             80,000
payable

Proceeds from stock       -            100                   100
subscriptions

Proceeds from loan        -            750                   750
payable, related party

                             ----------  ----------   ----------

NET CASH PROVIDED BY      11,550       85,735             95,000
FINANCING ACTIVITIES:

                             ----------  ----------   ----------

Net increase (decrease)   $(2,617)     $(2,300)              $53
in cash


CASH AND CASH
EQUIVALENTS AT BEGINNING  2,670        4,970                   -
OF YEAR:

                          -----------  ----------    -----------

CASH AT END OF YEAR:      $53          $2,670                $53

                          ===========  ==========     ==========

See accompanying notes to financial statements.


<PAGE 67>


                        EWEBCENTRAL.NET, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30,2003

NOTE 1   SIGNIFICANT ACCOUNTING POLICIES

(A) ORGANIZATION AND NATURE OF BUSINESS

Ewebcentral.net, Inc. (a development stage company) (the "Company") was incorporated in Florida on April 2, 2001, and has elected a fiscal year end of September 30. The Company plans to design, implement, and maintain an online employer/employee information service network. Activities during the development stage include developing the corporate infrastructure and business plan and raising capital.

(B) USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C) CASH AND CASH EQUIVALENTS

For purposes of the cash flow statement, the Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

(D) CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. At September 30, 2003, the Company did not have any deposits in excess of federally insured limits. The Company has not experienced any losses in such accounts through September 30, 2003.


<PAGE 68>


(E) INCOME TAXES

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

(F) NET LOSS PER COMMON SHARE

Basic net income per common share (Basic EPS) excludes dilution and is computed by dividing net loss available to common stockholder by the weighted-average number of common shares outstanding for the period. Diluted net loss per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. At September 30, 2003, there were no common stock equivalents outstanding, which may dilute future earnings per share.

(G) FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company's short-term financial instruments, including accounts payable, accrued interest payable, loan payable - related party, loan payable - other and


<PAGE 69>


notes
payable, approximate fair value due to the relatively short period to maturity for these instruments.

(H) NEW ACCOUNTING PRONOUNCEMENTS

In May 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities "SFAS 149") which provides for certain changes in the accounting treatment of derivative contracts. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except for certain provisions that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective effective dates. The guidance should be applied prospectively. The adoption of SFAS 149 did not have a material impact on the Company's financial position, results of operations or liquidity.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"). This new statement changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's financial position, results of operations or liquidity.

In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"). FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods


<PAGE 70>


ending after December 15, 2002. The
adoption of FIN 45 did not have a material impact on the Company's financial position, results of operations, or liquidity.

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"), which represents an interpretation of Accounting Research Bulletin No. 51 ("ARB 51"), Consolidated Financial Statements. ARB 51 requires that a Company's consolidated financial statements include subsidiaries in which the Company has a controlling financial interest. That requirement usually has been applied to subsidiaries in which the Company has a majority voting interest. However, the voting interest approach is not effective in identifying controlling financial interests in entities (referred to as " variable interest entities") that are not controllable through voting interests or in which the equity investors do not bear the residual economic risks. FIN 46 provides guidance on identifying variable interest entities and on assessing whether a Company's investment in a variable interest entity requires consolidation thereof. FIN 46 is effective immediately for investments made in variable interest entities after January 31, 2003 and it is effective in the first fiscal year or interim period beginning after June 15, 2003 for investments in variable interest entities made prior to February 1, 2003. The adoption of FIN 46 did not have a material impact on the Company's financial position, results of operations, or liquidity.

(I) RECLASSIFICATIONS

Certain amounts in the September 30, 2002 financial statements have been reclassified to conform to the September 30, 2003 presentation.

NOTE 2   ACCOUNTS PAYABLE AND OFFERING COSTS

The Company capitalizes direct costs of its offering as incurred and charges the cost to additional paid-in capital upon completion of its offering. Direct costs include primarily legal, accounting, and audit fees through and since September 30, 2003, no funds have been raised under the Company's most recent Form SB-2 offering. At September 30, 2003, the Company has recorded accounts payable of $57,257 related to the costs of the postponed offering.
Accordingly, the Company has charged $23,120 and $40,236 to operations for the years ended September 30, 2003


<PAGE 71>


and 2002,
respectively, related to costs of the postponed offering pursuant to the Securities and Exchange Commission's Staff Accounting Bulletin Topic 5A "Expenses of Offering."

See Note 6 for related party accounts payable.

NOTE 3   NOTES PAYABLE AND ACCRUED INTEREST

The Company has executed fifteen unsecured promissory notes with one lender, Longview Partners Group, Inc., ("Longview") for $5,000 each at pril 19, 2001, May 21, 2001, June 13, 2001, July 20, 2001, August
22, 2001, September 29, 2001, November 14, 2001, December 18, 2001,
January 23, 2002, March 1, 2002, April 15, 2002, May 16, 2002, July
5, 2002, August 7, 2002, and November 18, 2002. Each note has a term of two years unless demand is made one year from date of issuance. At the time of demand, all unpaid principal and interest shall become due and payable. Accordingly, the notes are considered current liabilities at September 30, 2003. The notes bear interest at 14% with a default penalty within 5 days of the due date of 5% of the amount due. During the year ended September 30, 2003, there were no repayments or demands for repayment. The total outstanding principal was $75,000 and the related accrued interest was $18,505 at September 30, 2003. During the year ended September 30, 2003, certain notes payable and related accrued interest payable became due. The Company has arranged with the lender for an extension. These notes have all been extended for a period of one year from their original maturity dates. There are no notes in default at September 30, 2003.

At September 30, 2003, all borrowing from Longview represents a concentration of debt financing approximating 93%.

NOTE 4   COMMITMENTS   CORPORATE CONSULTING AGREEMENT

The Company entered into an automatic renewable one-year consulting agreement effective April 3, 2001 whereby the consultant will provide corporate development services for cash compensation of $50,000 per year payable in 24 equal bi-weekly installments. During fiscal 2002 and 2001, the Company incurred and paid $50,000 and $25,000, respectively, to the consultant for services rendered. Effective November 1, 2002, ("November agreement") the Company changed the terms of its existing corporate consulting agreement. Under the new terms of the


<PAGE 72>


agreement, the consultant would be paid
at the rate of $2,500 per month, and the agreement will continue on a month-to-month basis.

On March 1, 2003, the Company modified the terms of the November agreement. Effective March 1, 2003, the consultant will continue to provide services to the Company, however, such services are deemed to be contributed and a corresponding credit of $2,500 will be reflected as additional paid-in capital. The terms of the latest modification are effective and will terminate on March 31, 2004.
The Company has reserved the right to extend the consulting agreement past its scheduled termination.

During the year ended September 30, 2003, the Company incurred fees of $31,667 and $50,000, respectively, to the consultant for services rendered. The Company paid the consultant $14,167 and $50,000 for the years ended September 30, 2003 and 2002, respectively. During the years ended September 30, 2003 and 2002, the Company charged $17,500 and $0, respectively to additional paid in capital for contributed services. (See Note 5)
NOTE 5   STOCKHOLDERS' DEFICIENCY
The Company issued 1,000,000 common shares to its founders for $0.0001 per share at inception. The $100 fair value was recorded as a subscription receivable at September 30, 2001. The subscription was paid in full in December 2001. (See Note 6)
During the fiscal years ended September 30, 2003, 2002 and 2001, the President paid $6,550, $7,600 and $725, respectively, in corporate expenses, which was treated as contributed capital. (See Note 6)
In fiscal 2001, an affiliate contributed the use of the office space valued at $800, which was treated as contributed capital. (See Note 6) During the fiscal years ended September 30, 2003 and 2002, a consultant contributed services valued as $17,500 and $0, respectively which was treated as contributed capital. (See Note 4)


<PAGE 73>


NOTE 6   RELATED PARTY TRANSACTIONS

The Company issued 1,000,000 common shares to its founders for $0.0001 per share at inception having a fair value of $100. (See
Note 5)

In fiscal 2001, an affiliate contributed the use of the office space valued at $800. (See Note 6)

During the fiscal years ended September 30, 2003, 2002 and 2001, the President paid $6,550, $7,600 and $725 in corporate expenses, respectively, which was treated as contributed capital. (See Note 5)

During the fiscal years ended September 30, 2003 and 2002, the Company incurred $13,826 and $4,500, respectively, for legal fees incurred and owed to a related party. As of September 30, 2003 and 2002, the Company owed $49,885 and $36,059, respectively to this related party. These amounts are classified on the balance sheet as
accounts payable   related party.

During the year ended September 30, 2003, the Company's president loaned $750 for working capital to the Company. The loan was non interest bearing, unsecured and due on demand.

NOTE 7  INCOME TAXES

There was no income tax expense for the periods ended September 30, 2003 and 2002 due to the Company's net losses.

The Company's tax expense (benefit) differs from the "expected" tax expense (benefit) for the periods ended September 30, 2003 and 2002 (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

                                                2003          2002

Computed "expected" tax expense            $(22,166)     $(33,325)
(benefit)
Change in valuation allowance                $22,166        33,325
                                          ----------    ----------
                                                  $-            $-
                                          ==========    ==========


<PAGE 74>


The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at September 30, 2003 and 2002 are as follows:

Deferred Tax Assets:                            2003          2002

Net operating loss carryforward            $(64,510)     $(42,344)

                                           ---------     ---------

Total gross deferred tax assets               64,510        42,344

Less valuation allowance                    (64,510)      (42,344)

                                           ---------     ---------

Net deferred tax assets                           $-            $-

                                          ==========    ==========

The Company has a net operating loss carryforward of approximately $189,734 available to offset future taxable income through 2023.

The valuation allowance at September 30, 2002 was $42,344. The net change in valuation allowance during the year ended September 30, 2003 was an increase of $22,166

NOTE 8   GOING CONCERN

As reflected in the accompanying financial statements, the Company has operating losses of $65,193 and cash used in operations of $14,167 for the year ended September 30, 2003, a deficit accumulated during development stage of $189,734, and a working capital deficiency and stockholders' deficiency of $156,459 at September 30, 2003, and is a development stage company with no revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is planning an offering to raise up to $1,000,000 at $1.00 per share to provide the resources to implement its business plan. Management believes that the actions presently being taken to raise capital, implement its business plan, and


<PAGE 75>


generate revenues
provide the opportunity for the Company to continue as a going concern.


<PAGE 76>



                        Ewebcentral.Net, Inc.
                    (A Development Stage Company)
                             (Unauditied)
                         Financial Statements

                          December 31, 2003


<PAGE 77>


                        Ewebcentral.net, Inc.
                    (A Development Stage Company)

                               Contents

                                                       Page(s)

Balance Sheet                                             1

Statements of Operations                                  2

Statements of Cash Flows                                  3

Notes to Financial Statements                            4-7



<PAGE 78>


                        Ewebcentral.Net, Inc.
                    (A Development Stage Company)
                            Balance Sheet
                          December 31, 2003
                             (Unaudited)
Assets

Assets

Cash                                                          $28

                                                     ------------

Total Current Assets                                          $28
                                                     ============

Liabilities and Stockholders' Deficiency

Current Liabilities

Accounts payable                                           $2,372

Accounts payable - related party                           54,923

Accrued interest payable                                   21,152

Loan payable - related party                                  750

Loan Payable - other                                       10,000

Notes payable                                              75,000

                                                     ------------

Total Current Liabilities                                 164,197
                                                     ------------

Stockholders' Deficiency


<PAGE 79>


Preferred stock, $0.0001 par value, 20,000,000                  -
  shares authorized, none issued and outstanding

Common stock, $0.0001 par value, 80,000,000                   100
  shares authorized, 1,000,000 shares issued and
  outstanding

Additional paid-in capital                                 40,675

Deficit accumulated during development stage            (204,944)
                                                     ------------

Total Stockholders' Deficiency                          (164,169)
                                                     ------------

Total Liabilities and Stockholders' Deficiency                $28
                                                     ============

See accompanying notes to financial statements.



<PAGE 80>




                        Ewebcentral.Net, Inc.
                    (A Development Stage Company)
                       Statements of Operations
                             (Unaudited)

                    Three Months                 From April 2,
                    Ended                        2001
                    December 31,                 (Inception of
                    2003               2002      Development
                                                 Stage) to
                                                 December 31,
                                                 2003

Total Revenues                 $-              $-              $-

                       ----------      ----------      ----------

Operating Expenses

Consulting                 $7,500          $9,167        $114,167

Professional Fees               -               -             377

Bank fees                      25               -              55

Rent                            -               -             800

Costs of postponed          5,038           6,901          68,394
offering

                       ----------      ----------      ----------

Total Operating            12,563          16,068         183,793
Expenses

                       ----------      ----------      ----------

Loss From                (12,563)        (16,068)       (183,793)
Operations

                       ----------      ----------      ----------

Other Expense


<PAGE 81>


Interest expense          (2,647)         (2,553)        (21,151)

                       ----------      ----------      ----------

Total Other Expense       (2,647)         (2,553)        (21,151)

                       ----------      ----------      ----------

Net Loss                ($15,210)       ($18,621)      ($204,944)

                       ==========      ==========      ==========

Net loss per share        ($0.02)         ($0.02)         ($0.20)
- basic and diluted

                       ==========      ==========      ==========

Weighted average        1,000,000       1,000,000       1,000,000
number of shares
outstanding during
the period - basic
and diluted

                       ==========      ==========      ==========



See accompanying notes to financial statements.



<PAGE 82>


                        Ewebcentral.Net, Inc.
                    (A Development Stage Company)
                       Statements of Cash Flows
                             (Unaudited)

                        Three Months Ended      From April 2,
                                                2001 (inception)
                        December                to December 31,
                        31,                     2003
                        20032002

                          ----------  ----------        ----------

Cash Flows from
Operating Activities:

Net loss                   $(15,210)   $(18,621)        $(204,944)

Adjustments to
reconcile net loss to
net cash used in
operating activities:

Accounting expense                 -           -               725
paid by President

Rent contributed                   -           -               800

Contributed Services           7,500           -            25,000

Changes in operating
assets and liabilities:

Increase (decrease) in:

Prepaids                           -       1,605                 -

Accounts payable                   -       5,296             2,372

Accounts payable -
related party                  5,038           -            54,923


<PAGE 83>


Accrued interest               2,647       2,553            21,152
payable

                          ----------  ----------        ----------

Net Cash Used in                (25)     (9,167)          (99,972)
Operating Activities:

                          ----------  ----------        ----------

Cash Flows from
Financing Activities:

Contributed capital -              -       1,550            14,150
related party

Proceeds from note                 -       5,000            75,000
payable

Proceeds from stock                -           -               100
subscriptions

Proceeds from loan                 -           -            10,000
payable - other

Proceeds from loan
payable - related party            -           -               750

                          ----------  ----------        ----------

Net Cash Provided by               -       6,550           100,000
Financing Activities:

                          ----------  ----------        ----------

Net Increase                   $(25)    $(2,617)               $28
(Decrease) in Cash

Cash and cash
equivalents at                    53       2,670                 -
Beginning of Period:

                          ----------  ----------        ----------

Cash at End of Period:           $28          53               $28

                          ==========  ==========        ==========



Supplemental disclosure of
Non-cash investing and
Financing activities


Payment of accounts
payable in exchange           $5,000           -            $5,000
for a loan payable

                          ==========  ==========        ==========

See accompanying notes to financial statements.


<PAGE 85>



                        Ewebcentral.Net, Inc.
                    (A Development Stage Company)
                    Notes to Financial Statements
                          December 31, 2003
                             (Unaudited)

Note 1   Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.
Activities during the development stage include developing corporate infrastructure and business plan and raising capital.

For further information, refer to the audited financial statements and footnotes from April 2, 2001 (inception) to September 30, 2003 included in the Company's Form SB-2, as amended.

Note 2  Recent Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities ("SFAS 149") which provides for certain changes in the accounting treatment of derivative contracts. SFAS 149 is effective for contracts entered into or modified after December 31, 2003, except for certain provisions that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective effective dates. The guidance should be applied


<PAGE 86>


prospectively. The adoption of SFAS 149 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"). This new statement changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"). FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 is not expected to have a material impact on the Company's financial position, results of operations, or liquidity.

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"), which represents an interpretation of Accounting Research Bulletin No. 51 ("ARB 51"), Consolidated Financial Statements. ARB 51 requires that a Company's consolidated financial statements include subsidiaries in which the Company has a controlling financial interest. That requirement usually has been applied to subsidiaries in which the Company has a majority voting interest.


<PAGE 87>


However, the voting
interest approach is not effective in identifying controlling financial interests in entities (referred to as "variable interest entities") that are not controllable through voting interests or in which the equity investors do not bear the residual economic risks. FIN 46 provides guidance on identifying variable interest entities and on assessing whether a Company's investment in a variable interest entity requires consolidation thereof. FIN 46 is effective immediately for investments made in variable interest entities after January 31, 2003 and it is effective in the first fiscal year or interim period beginning after June 15, 2003 for investments in variable interest entities made prior to February 1, 2003. The adoption of FIN 46 is not expected to have a material impact on the Company's financial position, results of operations, or liquidity.

Note 3   Accounts Payable, Loans Payable and Offering Costs

(A) Accounts Payable and Offering Costs

The Company capitalizes direct costs of its offering as incurred and charges the cost to additional paid-in capital upon completion of its offering. Direct costs include primarily legal, accounting, and audit fees. Since September 30, 2003, no funds had been raised under the Company's most recent Form SB-2 offering. At December 31, 2003, the Company has recorded accounts payable of $57,295 related to costs of the postponed offering. Of this total, $2,372 is for accounting fees (See Note 3(B))and $54,923 is for legal fees. Accordingly, the Company has charged $5,038 to operations (See Note
7)for the three months ended December 31, 2003, related to costs of the postponed offering pursuant to the Securities and Exchange Commission's Staff Accounting Bulletin Topic 5A "Expenses of Offering."

(B) Loans Payable - other

During the three months ended December 31, 2003, an unrelated third party paid $5,000 in previously accrued accounts payable for accounting fees (See Note 3(A)). The $5,000 was treated as a loan that was non-interest bearing, unsecured and due on demand. Total loans payable - other at December 31, 2003 was $10,000.



<PAGE 88>




Note 4   Notes Payable and Accrued Interest

The Company has executed fifteen unsecured promissory notes with one lender, Longview Partners Group, Inc., for $5,000 each at April 19, 2001, May 21, 2001, June 13, 2001, July 20, 2001, August 22, 2001,
September 29, 2001, November 14, 2001, December 18, 2001, January 23, 2002, March 1, 2002, April 15, 2002, May 16, 2002, July 5, 2002,
August 7, 2002, and November 18, 2002. Each note has a term of two years unless demand is made one year from date of issuance. At the time of demand, all unpaid principal and interest shall become due and payable. Accordingly, the notes are considered current liabilities at December 31, 2003. The notes bear interest at 14% with a default penalty within 5 days of the due date of 5% of the amount due. During the three months ended December 31, 2003, there were no repayments or demands for repayment. The total outstanding principal was $75,000 and the related accrued interest was $21,152 at December 31, 2003. During the three months ended December 31, 2003, the November and December 2001 notes and related accrued interest became due. The Company has arranged with the lender for an extension. These notes have all been extended for a period of one year from their original maturity dates.

Note 5   Commitments   Corporate Consulting Agreement

The Company entered into an automatic renewable one-year consulting agreement effective April 3, 2001 whereby the consultant will provide corporate development services for cash compensation of $50,000 per year payable in 24 equal bi-weekly installments. During fiscal 2002 and 2001, the Company incurred and paid $50,000 and $25,000, respectively, to the consultant for services rendered. Effective November 1, 2002, ("November Agreement") the Company changed the terms of its existing corporate consulting agreement. Under the new terms of the agreement, the consultant would be paid at the rate of $2,500 per month, and the agreement will continue on a month-to-month basis.

On March 1, 2003, the Company modified the terms of the November agreement. Effective March 1, 2003, the consultant will continue to provide services to the Company, however, such services are deemed to be contributed and a corresponding credit of $2,500 will be reflected as additional paid-in capital. On September 1,



<PAGE 89>



2003, the
terms of the latest modification became effective and will terminate on March 31, 2004. The Company has reserved the right to extend the consulting agreement past its scheduled termination.
During the three months ended December 31, 2003, the Company incurred fees of $7,500 to the consultant for services rendered pursuant to the terms of the Consulting Agreement. During the three months ended December 31, 2003, the Company charged $7,500 to operations as consulting fees and a corresponding credit to additional paid in capital for these contributed services. (See
Note 6)

Note 6   Stockholders' Deficiency

The Company issued 1,000,000 common shares to its founders for $0.0001 per share at inception. The $100 fair value was recorded as a subscription receivable at September 30, 2001. The subscription was paid in full in December 2001. (See Note 7)

In fiscal 2002 and 2001, the President paid $7,600 and $725, respectively, in corporate expenses, which was treated as contributed capital. (See Note 7)

In fiscal 2001, an affiliate contributed the use of the office space valued at $800, which was treated as contributed capital. (See Note 7)

During the three months ended December 31, 2003, a consultant contributed services valued at $7,500, which was treated as contributed capital. (See Note 5)

Note 7   Related Party Transactions

The Company issued 1,000,000 common shares to its founders for $0.0001 per share at inception having a fair value of $100. (See
Note 6)

In fiscal 2002 and 2001, the President paid $7,600 and $725, respectively, in corporate expenses. (See Note 6)

In fiscal 2001, an affiliate contributed the use of the office space valued at $800. (See Note 6)


<PAGE 90>


During the three months ended December 31, 2003, the Company incurred fees totaling $5,038 to a related party for legal fees (See
Note 3(A)).

Note 8   Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $15,210 and net cash used in operations of $25 for the three months ended December 31, 2003, a deficit accumulated during development stage of $204,944, and a working capital deficiency and stockholders' deficiency of $164,169 at December 31, 2003, and is a development stage company with no revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is planning an offering to raise up to $1,000,000 at $1.00 per share to provide the resources to implement its business plan. Management believes that the actions presently being taken to raise capital, implement its business plan, and generate revenues provide the opportunity for the Company to continue as a going concern.

Note 9  Reclassifications

Certain amounts in the December 31, 2002 financial statements have been reclassified to conform to the December 31, 2003 presentation.



<PAGE 91>



No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by Ewebcentral.net, Inc. Neither the delivery of this prospectus nor any sale made will, under any circumstances, create any implication that there has been no change in the affairs of Ewebcentral.net, Inc. since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
                       -----------------------
                          TABLE OF CONTENTS

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . 4

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . .17

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . .18

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . .20

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21


<PAGE 92>


MANAGEMENT'S PLAN OF OPERATION . . . . . . . . . . . . . . . . . . .21

PROPOSED BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . .27

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . .48

DESCRIPTION OF COMMON STOCK. . . . . . . . . . . . . . . . . . . . .48

SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . . . .50

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . .51

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . .52

INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . .52

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .53


<PAGE 93>


EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . .53

                       ------------------------

Until                , 2004 (90 days after the date of this
prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                        EWEBCENTRAL.NET, INC.

                             COMMON STOCK
                       ------------------------

                              PROSPECTUS
                       ------------------------
                                , 2004


<PAGE 94>


                               PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The expenses to be paid by the Registrant in connection with this offering are as follows. All amounts other than the SEC registration fee are estimates.

                     ITEM                            AMOUNT

SEC registration fee                                       $239.00

Printing                                                 $1,000.00

Legal fees and expenses                                 $45,000.00

Accounting and auditing fees and expenses                $5,000.00

Blue sky fees and expenses                                 $500.00

Transfer agent fees                                      $1,000.00

Miscellaneous                                              $261.00



TOTAL                                                   $53,000.00

ITEM 25.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant had agreed to indemnify its executive officers and directors the fullest extent permitted by the Florida Business Corporation Act. That Act permits the Registrant to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Registrant or in its right) by reason of the fact that the person is or was an officer or director or is or was serving our request as a an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action,



<PAGE 95>



suit or proceeding, provided that such
person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The Registrant may indemnify officers and directors in an action by the Registrant or in its right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the Registrant. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the Registrant must indemnify such person against the expenses which such person actually and reasonably incurred. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under a our bylaws, by agreement, vote, or otherwise.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     (a) In April of 2001, the Registrant issued 1,000,000 shares of common stock to its six founders for an aggregate of $100.
     (b)  There were no principal underwriters.
     (c) The aggregate consideration for the securities referred to in subparagraph was $100.
     (d) The Registrant claimed exemption from the registration provisions of the Securities Act of 1933 with respect to the securities pursuant to Section 4(2) thereof inasmuch as no public offering was involved.

ITEM 27.  EXHIBITS.

      3.01     Articles of Incorporation.*
      3.03     Bylaws.*
      4.01     Form of Specimen Stock Certificate for the
               Registrant's Common Stock.**
      5.01 Opinion of Edward H. Gilbert, P.A. regarding legality of securities being registered.**


<PAGE 96>


     10.01     Consulting Agreement**
     10.02     Amended Consulting Agreement***
     10.03     Second Amended Consulting Agreement****
     23.01     Consent of Edward H. Gilbert, P.A. (included in
               Exhibit 5.01).
     23.02     Consent of Salberg & Company, P.A.****
____________________
*Filed as part of the Registration Statement on Form SB-2
**Filed as part of Amendment 1 to Registration Statement on Form SB-2 ***Filed as part of Amendment 4 to Registration Statement on Form SB-2 ****Filed herewith


ITEM 28.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated


<PAGE 97>


          maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


<PAGE 98>



                              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida, on the 11th day of February, 2004.
                                Ewebcentral.net., Inc.
                                /s/ Guy T. Lindley
                                ---------------------------------
                                By: Guy T. Lindley, President and
                                principal executive officer

                                /s/ Guy T. Lindley
                                ---------------------------------
                                By: Guy T. Lindley, principal
                                financial officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Date: February 11, 2004         /s/ Guy T. Lindley
                                ---------------------------------
                                By: Guy T. Lindley, principal
                                executive officer


<PAGE 99>


Date: February 11, 2004         /s/ Guy T. Lindley
                                ---------------------------------
                                By: Guy T. Lindley, principal
                                accounting officer

Date: February 11, 2004         /s/ Guy T. Lindley
                                ---------------------------------
                                By: Guy T. Lindley, sole director


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